Exhibit 10.2

AMMENDED AND RESTATED GEMCAP LOAN AND SECURITY AGREEMENT - PAYPLANT CLIENT AGREEMENT

The Loan and Security Agreement dated as of November 14, 2016 between Gemcap Lending I LLC, a Delaware limited liability company with an address of 24955 Pacific Coast Highway, Suite A202, Malibu, CA 90265 (“Gemcap”) and Inpixon, previously known as Sysorex Global, a Nevada corporation with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303 (“ISG”), Inpixon USA, previously known as Sysorex USA, a California corporation with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303 (“ISUSA”) and Inpixon Federal, Inc., previously known as Sysorex Government Services, Inc., a Virginia corporation with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303 (“ISGS” and together with ISUSA and ISG, jointly and severally the “Client” or “Borrower”) (“Loan and Security Agreement”), which was purchased by Payplant LLC, a Delaware limited liability company with an address of 2625 Middlefield Road #595, Palo Alto, CA 94306, as an agent of Payplant Alternative Fund LLC, with an address of 2625 Middlefield Road #595, Palo Alto, CA 94306 (collectively “Payplant”) on August 14, 2017 per the Commercial Loan Purchase between Gemcap and Payplant (“Loan Purchase Agreement”) is amended and restated below.

This Payplant Client Agreement is entered into by and between (1) the undersigned by and between Inpixon, previously known as Sysorex Global, a Nevada corporation with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303 (“ISG”), Inpixon USA, previously known as Sysorex USA, a California corporation with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303 (“ISUSA”) and Inpixon Federal, Inc., previously known as Sysorex Government Services, Inc., a Virginia corporation with offices at 2479 East Bayshore Road, Suite 195, Palo Alto, CA 94303 (“ISGS” and together with ISUSA and ISG, jointly and severally the “Client”) and (2) Payplant LLC a Delaware Limited Liability corporation with an address of 2625 Middlefield Road #595, Palo Alto, CA 94306, on 8/14/17.

PREFACE

A. This Agreement sets forth the understandings of the Parties with respect to: Posting procedures and Client’s additional representations and warranties at time of posting; (iii) Payplant’s right to direct Debtors to pay Collection Proceeds into the Lockbox Account; (iv) other covenants with respect to funds held on deposit in the Lockbox Account; (v) Consummation of sales of Purchased Receivables; (vi) the True Sale effects of such sales; (vii) Client Fees and Client Reimbursable Expenses; (viii) provisions applicable to charge backs and credit adjustments to Client’s Receivables; (ix) Client’s obligation to assist in the collection of Receivables; (xii) Client Remittance Payments; (x) Client’s Repurchase Obligations; (xi) Client late charges; (xii) the potential personal liability of Client Key Principals for certain acts; (xiii) Client’s grant of a security interest in Client’s Receivables and other Client Collateral; (xvii) termination of Client’s registration rights; (xiv) provisions relating to referrals; and (xx) such other matters as included therein.

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AGREEMENT

FOR GOOD AND VALUABLE CONSIDERATION Client absolutely, unconditionally and irrevocably agrees to the following:

Section 1. Applicability

This Agreement shall apply to all matters relating to Client’s sale of Receivables to Payplant.

Section 2. Accuracy of Data; Authority to Provide Debtor Information

Client shall be solely responsible for the completeness and accuracy of the Client Information and Debtor Information that Client may have provided to Payplant from time to time, with Client representing and warranting to Payplant that such Client Information and Debtor Information is complete and accurate in all material respects at the time provided. Client further represents and warrants to Payplant that Client has the requisite right and authority to provide Debtor Information to Payplant.

Section 3. Payplant Work Product Data

A. Client agrees that Payplant, through its own analysis and data gathering, may compile and formulate Payplant Work Product Data, including but not limited to Payplant’s summarized transactional and observational experience regarding Client and Client’s Registered Debtors.

B. Client recognizes and agrees that all Payplant Work Product Data shall be the sole and exclusive property of Payplant, and that Payplant shall have the right to sell, resell, distribute and redistribute Payplant Work Product Data for any purpose within Payplant’s sole discretion, with Client having no rights or interest therein or in and to any proceeds thereof. Client’s and Client’s customer information and all financial data are confidential information.

Section 4. Client Information, Debtor Information and Payplant Work Product Data

A. Client agrees to periodically update Client Information and Debtor Information to include such additional information and reports as Payplant may reasonably request.

B. Client further agrees to provide Payplant with such reasonable additional information about Client and Client’s business, customers, owners, officers, persons of influence and employees as Payplant may reasonably request from time to time.

C. At the time of posting of a Receivable, Client recertifies and reaffirms to Payplant that the Client Information and Debtor Information that Client previously provided to Payplant is the most current Client Information and Debtor Information available, and accurately reflects Client’s and each Registered Debtor’s then business and financial condition, and that since the date of Client’s most recent Officer Certificate provided to Payplant, no Client Event of Default has occurred or may exist with the passage of time and failure to cure.

Section 5. Posting Procedures

While Client is registered with Payplant and no Client Event of Default exists, Client is authorized to post Client’s Eligible Receivables for sale to Payplant. Client shall at all times follow the posting procedures implemented by Payplant from time to time. Client must only post Eligible Receivables that satisfy requirements specified by Payplant. Client shall further cooperate with Payplant by responding to questions and inquiries submitted by Payplant. Payplant is under no obligation to purchase Eligible Receivables and maintains full and absolute discretion to not purchase any Eligible Receivable or provide additional advances for previously Purchased Receivables for any reason. Only Eligible Receivables may be posted for sale.

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Section 6. Additional Client Representations and Warranties at Time of Posting

A. Each and every time that Client posts a Receivable for sale on the Payplant Platform, Client reaffirms all of the Client general representations and warranties as set forth in this Agreement, and Client further affirms, represents and warrants that:

(i) each Posted Receivable in all respects satisfies the requirement of an Eligible Receivable; and

(ii) each Posted Receivable validly exists and represents the bona fide Invoice Payment Obligation of the Debtor enforceable against the Debtor in accordance with the Invoice terms; and

(iii) to the extent that the Posted Receivable represents the Debtor’s Invoice Payment Obligation for goods sold or services performed, such goods and services have been accepted by the Debtor without condition or reservation of rights; and

(iv) Client has satisfied its obligations to pay all applicable sales, use, excise and similar taxes to appropriate Governmental Authorities with respect to sales of goods or performance of services; and

(v) Client knows of no reason why the Debtor does not have the financial ability, or the authority, or is not legally or contractually obligated to pay the Posted Receivable in full as and when due; and

(vi) Client is not then Insolvent or contemplating filing for bankruptcy relief from creditors; and

(vii) Client is not in default under any loan or debt or performance obligation in favor of any third-party creditor of Client, and Client is not subject to or contemplating entering into a workout or forbearance agreement with any of Client’s creditors except HP Inc., Test Plan, Version 1, HP Enterprise, Embarcadero Technologies, Dianna Associates, Inc., NewGator Technologies, Inc., Zenoss Inc., Avnet . Inc. (“Avnet”) and Dell Marketing L.P.; and

(viii) Client fully intends that the sale of the Purchased Receivable results in a True Sale for all purposes under Applicable Law.

B. All Client representations and warranties under this Agreement, and under each Officer Certificate provided to Payplant, shall conclusively be deemed for all purposes to be made and directed to Payplant at Payplant’s main office in California.

Section 7. Verification

Client agrees that Payplant or its agent may, in Client’s name and stead, contact Client’s Registered Debtors, to verify (i) the status and existence of each Receivable posted for sale or sold to Payplant, (ii) the Invoice Face Value amount and the Invoice Due Date thereof, and (iii) such other matters as Payplant may deem important.

Section 8. Requirement That All Registered Debtor Invoice Payments Be Paid into the Payplant Controlled Lockbox Account

A. Client agrees that Payplant may instruct each and every one of Client’s Registered Debtors to pay all Invoice Payments under Receivables initially due to Client into a designated Lockbox Account maintained and controlled by Payplant, and further instructing the Debtor not to pay Client directly. Client further agrees to re-notify Debtors at Payplant’s request should Payplant’s Lockbox Account details change in the future.

THIS REQUIRMENT APPLIES TO PAYMENT OF ALL INVOICES DUE FROM REGISTERED DEBTORS TO CLIENT, AND IS NOT LIMITED TO INVOICE PAYMENTS DUE UNDER RECEIVABLES SOLD ON THE PLATFORM. ALL REGISTERED DEBTOR INVOICE PAYMENTS, INCLUDING INVOICE PAYMENTS UNDER CLIENT’S OTHER RECEIVABLES NOT SOLD OVER THE PLATFORM, ARE REQUIRED TO BE PAID INTO THE PAYPLANT CONTROLLED LOCKBOX ACCOUNT WITHOUT EXCEPTION.

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B. Client agrees that Payplant may re-notify the Registered Debtor as Payplant may deem to be necessary, making it clear to the Debtor that the Debtor is required to make all Invoice Payments otherwise due to Client into the Lockbox Account.

C. Client shall further include appropriate written instructions on each Invoice sent to a Registered Debtor instructing the Debtor to make its Invoice Payments into the Payplant controlled Lockbox Account, with Client removing any contrary written instructions to pay Client directly.

D. Once a Registered Debtor is instructed to make Invoice Payments into the Payplant controlled Lockbox Account, Client shall have no right whatsoever to counter-instruct the Debtor to pay Client directly or to pay an Affiliate of Client or some other third Person.

E. Once a Registered Debtor is instructed to make Invoice Payments into the Payplant controlled Lockbox Account, Client shall have no right whatsoever to receive Invoice Payments from the Debtor. To the extent that Client receives any Invoice Payment from a Registered Debtor, whether due to Debtor error or otherwise, Client shall notify Payplant of such occurrence within two (2) Business Days and turn such payment over to Payplant in the form received within three (3) Business Days, transferring funds within 3 business days, and if received via check, without depositing the check into a Client deposit account. In the interim, and at all times while Client may possess or have control over amounts received from Registered Debtors, Client shall hold such funds “in trust” for and on behalf of Payplant, with Client having full fiduciary duties and obligations to segregate and safeguard such funds.

F. Client agrees to pay Payplant a Misdirected Payment Fee in the amount equal to 1% of each Invoice Payment that a Registered Debtor pays to Client, or to an Affiliate of Client, if after the Registered Debtor receives notice from Payplant or Client to make its Invoice Payments into the Payplant controlled Lockbox Account, and Client does not notify Payplant and transfer funds to Payplant as required in Section 8 E.

G. Client recognizes, confirms and agrees that Payplant have or will have a perfected UCC Security Interest in all of Client’s Purchased Receivables sold on the Platform, and that any failure on the part of Client to comply with the requirements of Sections 8(D) and (E) above shall constitute a Diversion of funds due to Payplant and an act of civil conversion under Applicable Law, giving rise to a Client Event of Default under Section 29.1 of this Agreement.

Section 9. Payplant Authorized to Indorse Client’s Name on All Instruments Deposited into the Lockbox Account

Client irrevocably authorizes Payplant to indorse Client’s name on all checks, drafts and instruments deposited into the Lockbox Account for Client’s account. Client forever waives any claim that Client may now or in the future have against Payplant based on wrongful or unauthorized endorsement of Client’s name on any check, draft or instrument deposited into the Lockbox Account.

Section 10. Notification

A. Client agrees that Payplant may, at any time before or after the occurrence of a Client Event of Default, and at Payplant’s sole election, notify all or selected Registered Debtors of the fact that their Invoice Payment Obligations have been or may be sold on the Platform, or otherwise encumbered in favor of Payplant, and Payplant shall have the further right to instruct or reinstruct such Registered Debtors to make their respective Invoice Payments directly to Payplant at the Lockbox Account address.

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B. All such notifications shall be made pursuant to Sections 9-406(a) and 9-607(a) of the UCC.

C. Once Payplant notifies a Registered Debtor to make its Invoice Payments directly to Payplant, Client shall have no right to counter-instruct the Debtor to make its Invoice Payments to Client, or to an Affiliate of Client, or to any other third person. Any attempt by Client to do so shall constitute a Diversion of funds due to Payplant.

SECTION 11. True Sale

11.1 Party Intent

IT IS THE STATED INTENT OF THE PARTIES AND OF EACH AND EVERY ONE OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, PARTNERS, MEMBERS AND OWNERS, THAT ALL SALES OF RECEIVABLES TO PAYPLANT SHALL FOR ALL PURPOSES CONSTITUTE AND RESULT IN TRUE SALES OF A 100% OWNERSHIP INTEREST IN AND TO EACH PURCHASED RECEIVABLE AND ALL COLLECTION PROCEEDS THEREOF, WITH ALL OF CLIENT’S RIGHTS, TITLE AND INTEREST (WHETHER LEGAL, EQUITABLE OR BENEFICIAL) AND ALL CONTROL THEREIN AND THERE OVER BEING FULLY TRANSFERRED TO AND THEREAFTER BEING SOLELY VESTED IN PAYPLANT. THE PARTIES AND EACH AND EVERY ONE OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MANAGERS, PARTNERS, MEMBERS AND OWNERS, FURTHER INTEND THAT ALL SALES OF RECEIVABLES TO PAYPLANT NOT BE CONSTRUED BY ANY PERSON, INCLUDING BY ANY GOVERNMENTAL AUTHORITY OR BY ANY COURT OR ARBITRATOR IN ARBITRATION, AS A LOAN OF MONEY BY THE PAYPLANT TO THE CLIENT OR AS A TRANSACTION INTENDED AS SECURITY UNDER THE UCC OR ANY OTHER APPLICABLE LAW.

11.2 True Sale for All Purposes

A. It is the further stated intent of the Parties, and of each and every one of their respective officers, directors, managers, partners, members and owners, that all purchases of Purchased Receivables by Payplant result in True Sales of such Receivables for all purposes, including permitting Payplant (i) to carry the Receivable as a financial asset on Payplant’s books and records, (ii) to grant a Security Interest in the Receivable in favor of Payplant’s creditors, and (iii) to resell the Receivable to a Subsequent Buyer, only with Client’s written permission, which the Client cannot unreasonably withhold.

B. Client shall reflect each sale of a Purchased Receivable over the Platform as a true and complete sales, transfer and assignment on Client’s books, records and computer files, and Client shall advise all Persons inquiring about the ownership of Purchased Receivables that such Receivables are no longer owned by Client and are now owned by Payplant.

11.3 California Law Applicable

The Parties agree and covenant that all sales of Receivables to Payplant, and assignment of all of the Client’s ownership rights, title and interests therein and thereto to the Payplant, shall conclusively be deemed to have been Consummated and to having taken place at Payplant’s offices in California, and that such sale, transfer and assignment of rights shall be exclusively governed by and under the substantive laws of the State of California irrespective of the conflicts of law principles of that state.

Section 12. Purchase Price and Accrual of Discount Fees

A. The Purchase Price of each Receivable will be displayed on the Platform for the Client to view.

B. Discount Fees are assessed at a 30-day minimum, and will accrue on a daily basis thereafter on the unrecovered amount of each Receivable, commencing on the Consummation Date until the date that Payplant is repaid in full.

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Section 13. Consummation

The sale of each Client Receivable shall be deemed to be Consummated (that is, a completed and final sale under Applicable Law) at the time the Advance Amount (less any Client Fees and Client Reimbursable Expenses then due to Payplant) is paid to Client or is otherwise applied by Payplant for the Client’s account. Payplant will transfer the remaining amount due to Client within 2 business days of receiving the funds from Client’s accounts.

Section 14. True Sale of Purchased Receivables

A. Client intends that all purchases and sales of Purchased Receivables on the Platform result, for all purposes, in True Sales of a 100% ownership interest in the Purchased Receivable by Client to Payplant. Following Consummation, Client shall have no residual rights, title or interest (whether legal, equitable or beneficial) in and to, and no control over, the Purchased Receivable and all Collection Proceeds derived or to be derived therefrom, with the Collection Proceeds and any and all monies and funds in any way attributable to the Purchased Receivable being exclusively owned by Payplant.

B. Client further agrees that, following Consummation, Client shall have no right whatsoever (i) to agree to (whether overtly or tacitly) or otherwise allow any compromise, reduction, credit or setoff to be made in or against the amount owed by the Debtor under the Traded Receivable, (ii) to issue a new or replacement Invoice, (iii) to instruct or request the Debtor to make its Invoice Payments to any address other than to the Lockbox Account address , or (iv) to receive or apply any Invoice Payment made by the Debtor under the Purchased Receivables, or (v) to otherwise Divert all or any portion of the Debtor’s Invoice Payment.

Section 15. Client Fees and Client Reimbursable Expenses

A. Client agrees to pay Client Fees to Payplant in the amounts provided in Schedule 1 attached hereto, and additionally to pay all Client Reimbursable Expense to Payplant as provided in Section 31.1 of this Agreement. Once paid, Client Fees are not subject to refund, rebate or reduction.

B. Client agrees that Payplant may include such sums in the amount of Direct Debit Transfers from Client’s designated deposit accounts with Client’s Bank(s). Alternatively, Payplant may set off such amounts so owed by Client against any amounts then or thereafter due to Client.

C. Payplant reserves the right to adjust all or any portion of Client Fees at any time by providing Client with two-months prior written notice. Any increase or decrease in the amount of Client Fees shall apply prospectively only to sales of Purchased Receivables after the effective date of such adjustment.

Section 16. Chargebacks, Credit Adjustments and Reissuance of Invoices

A. Client shall notify Payplant in writing within three (3) Business Day (i) should a Registered Debtor subsequently return purchased goods to Client for credit, or (ii) should a Registered Debtor become entitled to or claim a credit adjustment against the Debtor’s Invoice Payment Obligation, or (iii) should a Registered Debtor dispute the amount owed under a Purchased Receivable or attempt to set off any other amount that Client may owe to the Debtor against the Debtor’s Invoice Payment Obligation, or (iv) should Client subsequently reissue an Invoice with respect to a Purchased Receivable after the Receivable has been sold to Payplant.

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B. Upon the occurrence of any of the events listed in Section 16(A) above, Client shall pay to Payplant within three (3) Business Days, the full amount of (i) the credit adjustment made or claimed by the Debtor against the Debtor’s Invoice Payment Obligation, or (as applicable) (ii) the Face Value of the Purchased Receivable for which is substitute or corrected Invoice has been issued. Alternatively, Payplant may set off any amounts so owed by Client against any amounts then or thereafter due to Client.

C. Any failure on the part of Client to comply with the requirements of Sections 16(A) and (B) above shall constitute a Diversion of funds due to Payplant, giving rise to a Client Event of Default under Section 29.1 of this Agreement.

Section 17. Obligation to Assist in Collection

Client agrees to use its reasonable commercial efforts to assist Payplant in collecting each Client Purchased Receivable from the Debtor. Such assistance shall include (i) making calls to or otherwise contacting the Debtor, (ii) forwarding collection and demand letters to the Debtor (or permitting Payplant to do so), (iii) providing Payplant with such information with respect to the Debtor as Payplant may reasonably require; and (iv) timely performing such further acts and executing such waivers and consents as the Debtor may require as a precondition for payment. Client agrees not to hinder in any way Payplant’s efforts in collecting Purchased Receivables, except that Payplant will not unduly burden the Debtor.

Section 18. Reconciliation

Client agrees to assist Payplant in reconciling Registered Debtor Invoice Payments and credit adjustments with Payplant’s internal records relating to Client’s Purchased Receivables and amounts due and paid and payable thereunder.

Section 19. Client Remittance Payment; Right to Setoff; Forfeiture in Client Event of Default

A. Depending upon if and when a Debtor pays the full Face Value amount owed under a Purchased Receivable, and when such payment is received by Payplant in Good Funds, Client may receive a Client Remittance Payment payable out of the Retained Amount.

B. Client agrees that Payplant may, at any time and for any reason, setoff any amounts that Client may owe to Payplant against any Client Remittance Payments that may then be due to Client.

C. Client further agrees that Client shall forfeit any right to receive Client Remittance Payments so long as (i) any Client Event of Default exists under Section 29.1 of this Agreement, and (ii) any amount or contingent amount is owed by Client under this Agreement. Client’s forfeiture of the right to receive Client Remittance Payments is an agreed-upon penalty as a result of a Client Event of Default.

Section 20. Repurchase Obligations; Right to Setoff and Withhold Payments to Client

A. Client agrees to repurchase any and all then outstanding Purchased Receivables for the Repurchase Price thereof from Payplant when one of the following types of events occurs.

(i) if for any reason the Debtor fails to pay the Face Value of the Purchased Receivable, in full and in Good Funds, by no later than the 60‘th day following the Invoice Due Date (an “Debtor Event of Default”); or

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(ii) if and when the Debtor becomes or otherwise claims to be entitled to a credit adjustment against any amount owed under the Purchased Receivable; or

(iii) if and when the Debtor raises any defense to payment or otherwise demonstrates that it is unable or unwilling to pay the Face Value of the Purchased Receivable in full and when due; or

(iv) should the Purchased Receivable fail to qualify for any reason as an Eligible Receivable eligible to be sold on to Payplant; or

(v) if and when Client or the Debtor files or becomes subject to a bankruptcy or Insolvency proceeding; or

(vi) at the time of the occurrence of any other Client Event of Default not mentioned above.

In the case of an event of type (i) above the Repurchase Date is 60 days after the Invoice Due Date. In the case of an event of type (ii)-(vi) above, the Repurchase Date is the date the event occurs.

B. Client further agrees to pay the Repurchase Price to Payplant, in full, by no later than the Repurchase Date.

CLIENT’S REPURCHASE OBLIGATIONS ARE ABSOLUTE, UNCONDITIONAL AND IRREVOCABLE AND ARE NOT SUBJECT TO ANY CLAIM THAT CLIENT MAY HAVE AGAINST PAYPLANT OR ANY PAYPLANT RELATED PERSON, OR TO ANY DEFENSES TO PAYMENT (INCLUDING SURETYSHIP DEFENSES), ALL OF WHICH ARE KNOWINGLY AND WILLINGLY WAIVED BY CLIENT.

C. It is the stated intent of the Parties that Client’s repurchase of Purchased Receivables and payment of the Repurchase Price shall result in a True Sale of such Receivables by Payplant back to Client for all purposes, with the Payplant thereafter retaining no rights, title or interest (whether legal or equitable) therein, and with Client thereafter having total ownership and responsibility for the collection thereof.

D. Client agrees that Payplant shall have the right to set off any amounts then or thereafter due to Client (including proceeds derived from sales of Client’s Purchased Receivables) against Client’s then or contingent Repurchase Obligations in favor of Payplant. Client further agrees that Payplant, in its reasonable Administrative Discretion, shall have the right to withhold payment of funds otherwise due to Client, and to hold such funds as additional Client Collateral to secure the prompt and punctual payment and satisfaction of Client’s present and future obligations (including Client’s Repurchase Obligations) to Payplant for so long as an Event of Default persists.

Section 21. Client Key Principal Personal Liability for Diversion of Funds and Other Limited Acts

A. Client agrees that Client Key Principals, specified in Exhibit 2, shall be personally liable for losses sustained by Payplant as a consequence of (i) any Diversion of funds that are not immediately repaid to Payplant, or (ii) acts of fraud by Client or by any Key Principal, or (iii) any attempt by Client or by a Client Key Principal to in any way interfere with Payplant’s collection of Purchased Receivables from an obligated Debtor, or to interfere with Payplant security rights under this Agreement.

B. Client and each Key Principal of Client agree that Payplant may file suit against Client Key Principals along with Client for any of the reasons mentioned in Section 21(A) above, before a Court in California, as provided in Section 31.14 of this Agreement.

C. As a result of Client signing this agreement, each Client Key Principal shall conclusively be deemed to have accepted Client Key Principal potential personal liability to Payplant (limited to the circumstances described in Section 21(A) above), and to have consented to the personal jurisdiction of California courts and to the waiver of trial by jury provisions of Section 31.15 of this Agreement.

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Section 22. Late Charges

For each day after the Repurchase Date that Client fails to pay the Repurchase Price in full to Payplant, Client agrees to pay an additional daily late charge in an amount equal to .049315% (equating to 18% per annum) multiplied by the then unpaid balance of the Advance Amount for each day that payment is delinquent.

Section 23. Security Interest

Client hereby reaffirms and grants Payplant and a continuing Security Interest in the Client Collateral described in Section 24 below, to secure the prompt and punctual payment and satisfaction of Client’s present and future obligations (including Client’s Repurchase Obligations) in favor of Payplant incident to and as a consequence of the Payplant Receivables Program.

Section 24. Client Collateral

Client Collateral includes the following:

1. All of Clients’ present and future accounts, payment intangibles, chattel, paper, instruments, commercial tort claims identified in writing to Payplant, contracts, letter-of-credit rights, and other receivables, of all types and descriptions (individually and collectively, “Additional Receivables”); and

2. All of Client’s present and future inventory, equipment of all types and descriptions and property including investment property; and

3. All of Client’s present and future general intangibles of all types and descriptions, including all intellectual property, books, records, files, computer programs, etc. relating to the foregoing; and

4. All of Client’s cash and cash equivalents, deposit accounts, securities accounts; and

5. All proceeds (including, without limitation, proceeds of insurance covering any of the foregoing or other property resulting from the sale, exchange, collection, or other disposition of any of the foregoing) and supporting obligations of any and all of the foregoing.

Section 25. Perfection

Client agrees that Payplant may file whatever financing statements and amendments thereto, and take whatever additional actions as Payplant may determine to be necessary and proper to perfect and continue perfection of Payplant’s Security Interest in the Client Collateral. Upon request of Payplant, Client agrees to deliver to Payplant any and all documents evidencing or constituting the Client Collateral.

Section 26. Client Default and Enforcement Rights

A. Upon the occurrence of a Client Event of Default, and at any time thereafter, Payplant shall have all of the rights of a secured party under the UCC and other Applicable Law. In addition, and without limitation, Payplant may exercise any one or more of the following Enforcement Rights in addition to the Enforcement Remedies provided in Section 29.2 of this Agreement and available under the UCC and other Applicable Law:

(i) Payplant may immediately terminate Client’s rights, thereby prohibiting Client from posting and selling additional Receivables to Payplant.

(ii) Payplant may require that Client repurchase all then unpaid and outstanding Purchased Receivables that Client may have previously sold to Payplant, further requiring that Client immediately pay Payplant the Repurchase Price, in full and in Goods Funds, within three (3) Business Days, without further notice to or demand on Client, which rights are knowingly and willingly waived.

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(iii) To the extent that Payplant may not have already done so, Payplant may send appropriate notifications to Client’s Registered Debtors under Sections 9-406(a) and 9-703(a) of the UCC, instructing or reinstructing such Registered Debtors to make all of their Invoice Payments to Payplant at the Lockbox Account address, and not to pay Client directly.

(iv) Payplant may then proceed to collect all Receivables from the Debtors. In this respect, Client agrees that Payplant may compromise, settle, extend, or renew for any period (whether or not longer than the original period) any Registered Debtor Receivable or indebtedness thereunder or evidenced thereby, or release all or any part of said indebtedness, without affecting the liability of Client to Payplant. To that end, Client irrevocably constitutes and appoints Payplant as Client’s attorney-in-fact, coupled with an interest, with full power of substitution, to take any and all such actions and any and all other actions permitted hereby, either in Client’s name or in Payplant’s name.

B. Payplant shall have the right, at any time before or after the occurrence of a Client Event of Default, to apply any and all amounts that Payplant may then or thereafter owe to Client, as well as to apply any funds belonging to Client that are in Payplant’s possession or under Payplant’s control (including Client funds then and thereafter on deposit in the Lockbox Account), to the payment and satisfaction, whole or in part, of Client’s obligations to Payplant.

C. Client shall remain liable for any deficiency that results should the proceeds of the Client Collateral not be sufficient to fully pay and satisfy Client’s then obligations in favor of Payplant.

D. Except as may be prohibited by Applicable Law, all of Payplant’s Enforcement Rights, whether provided under this Agreement, or available under Applicable Law, shall be cumulative and may be exercised singularly or concurrently. Election by Payplant to pursue any remedy shall not exclude pursuit of any other remedy, specifically and without limitation, nothing under this Agreement shall obligate Payplant to pursue Enforcement Rights against the Client Collateral before filing a collection action against Client to collect any and all amounts then owed to Payplant.

Section 27. Termination

A. Client may elect to notify Payplant at any time and for any reason of Client’s decision to withdraw as a registrant on the Platform, with Client having no rights to post additional Receivables for sale on the Platform after the sending of such notice. Client further agrees to pay Payplant a UCC Termination Fee in the amount provided in Schedule 1 to this Agreement, should Client withdraw as a registrant on the Platform. Payplant’s consent to allow Client to terminate its relationship with Payplant shall be conditioned on Client paying such UCC Termination Fee to Payplant should Client request Payplant terminate its UCC-1 on behalf of the Client.

B. Payplant shall have the unrestricted right to terminate or to temporarily suspend Client’s registration rights on the Platform at any time for any or no reason whether or not a Client Event of Default then exists. Thereafter, Client shall have no right to post additional Receivables for sale on the Platform or to access the Payplant Platform.

C. Following Client’s termination as a registrant on the Platform for any reason, whether at Client’s election or at the election of Payplant, Client’s Repurchase Obligations and other payment and indemnity obligations under this Agreement shall continue in effect with respect to previously sold and unpaid Purchased Receivables, and Client shall continue to be obligated to assist Payplant in collecting Receivables from Client’s customers.

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D. Payplant’s Security Interest in the Client Collateral shall continue in effect until such time as all of Client’s payment and other obligations in favor of Payplant have been fully and finally paid and satisfied.

Section 28. Client General Representations and Warranties

Client makes the following general representations and warranties to Payplant

(i) as of the date that Client agrees to be bound and obligated under this Agreement and again

(ii) as of each date that Client posts a Receivable for sale on the Platform.

28.1 Organization

Client is duly organized and in good standing under the laws of Client’s jurisdiction of organization and is duly qualified to do business and is in good standing under the laws of all other jurisdictions in which qualification and good standing are necessary in order to conduct its business and to own its properties, and where the failure to do so could reasonably be expected to have a material adverse effect on Client’s ability to conduct business in that state or jurisdiction.

28.2 Authorization

Client is duly authorized to perform under this Agreement.

28.3 No Conflict; Notice to Client’s Creditors

A. The performance by Client of its obligations under this Agreement, and Consummation of Payplant Receivables Program Transactions, are within Client’s organizational powers, and will not (i) conflict with or constitute a breach of Client’s Organizational Documents, or (ii) conflict with, constitute a default under, or result in the termination of, or accelerate, or permit the acceleration of any performance, under any loan or credit agreement, indenture, mortgage, deed of trust, lease, contract, note, order, judgment, decree or other material agreement, instrument or restriction of any kind to which Client of any of Client’s Affiliates is a party or by which it or any of its or their properties are or may be bound or affected, or (iii) result in a violation of Applicable Law or of any judgment, decree, order that may apply to Client or its Affiliates.

B. There are no prohibitions or restrictions under any loan or credit agreement, or under any other agreement binding on Client that would limit or restrict (i) Client’s ability to freely offer Client’s Receivables for sale and to sell such Receivables to Payplant, or (ii) on Client’s ability to use and employ the sale and collection proceeds of such Receivables for any purpose within Client’s discretion. Furthermore, there is no requirement that collection proceeds of Client’s Receivables be paid into a lockbox, impound or concentration account with a particular bank or financial institution.

C. Client has notified, and in the future Client shall notify, each and every one of Client’s secured creditors, verbally or in writing, to make their respective Invoice Payments directly to Payplant at the Lockbox Account address. Client recognizes that Payplant has the right to contact each of Client’s secured fs to verify their understanding and agreement to the foregoing.

D. To the extent that Payplant determines that a third party has filed a Priming Lien with respect to the Client’s Receivables or other Client Collateral, Client authorizes Payplant to contact the Priming Lien Holder to obtain a Priming Lien Holder Authorization and Consent to permit Client to sell its Receivables to Payplant free and clear of such Priming Lien.

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28.4 Legality, Validity and Enforceability

This Agreement is a legal, valid and binding obligation of Client, enforceable against Client and its properties in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy and other Applicable Laws affecting creditors’ rights.

28.5 No Client Event of Default

No Client Event of Default has occurred and is continuing.

28.6 Financial Information

The financial statements and other Client Information and Debtor Information that Client delivered to Payplant fairly present the financial condition and results of operation of Client for the periods then ended on and as of the dates thereof.

28.7 Disclosure

No representation or warranty made by Client in any Payplant Receivables Program Agreement, or in any Client Information or Debtor Information provided by Client, or in any financial statement, report, officer certificate or any other document furnished by Client to Payplant, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements true, correct and accurate in all material respects. There is no fact known or which reasonably should be known to Client’s management officials which Client has not disclosed to Payplant in writing which could reasonably be expected to have a material adverse effect on any Payplant Receivables Program Transaction to which Client may be a Party.

28.8 Material Litigation; Default under Material Obligations; Forbearance

Except as previously disclosed to Payplant in writing, there is no Material Litigation pending or threatened against or affecting Client or its properties, and neither Client nor any Affiliate of Client is in default under any Material Obligation. Specifically, Client is not in material default under any loan or credit agreement, and is not subject to, or has not been requested or required to enter into any type of forbearance or similar agreement with any creditor.

28.9 Solvency; Bankruptcy

A. Client is not Insolvent at the time of, and will not be rendered Insolvent after giving effect to, each Payplant Receivables Program Transaction.

B. Client is not in bankruptcy, and Client Key Principals do not contemplate placing Client in bankruptcy or seeking protection under any bankruptcy, insolvency or orderly liquidation law.

28.10 Taxes

Except as previously disclosed to Payplant in writing, Client has paid all taxes and other Charges due and payable on such returns and all other taxes and charges that may be lawfully assessed, levied or imposed on it, other than when Client is properly contesting any such taxes or other Charges in good faith with diligence and by appropriate proceedings.

28.11 Security Interest

Client has granted Payplant a Security Interest in the Client Collateral.

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28.12 Anti-Terrorism Law

Neither Client nor any of its Affiliates (i) is, or is controlled by, a “restricted party” within the meaning of the Anti-Terrorism Laws, (ii) has received funds or other property from, or engaged in any other transaction with, a restricted party, or (iii) is the subject of any action or investigation under any Anti-Terrorism Law. Client and its Affiliates are in compliance with the Anti-Terrorism Laws.

28.13 Foreign Corrupt Practices Act

Neither Client nor any of its Affiliates, or any of their respective officers, directors, employees, agents or other representatives, have taken any action in connection with the Payplant Receivables Program or any Payplant Receivables Program Transaction that violates or will violate the FCPA, or any similar law to the extent applicable.

Section 29. Client Default

29.1 Client Events of Default

The occurrence of any one or more of the following events shall constitute a Client Event of Default:

29.1.1 Repurchase Obligations

Failure by Client to comply with Client’s Repurchase Obligations as and when required under this Agreement.

29.1.2 Diversion of Funds.

Any Diversion of funds if the amount so diverted is not paid and remitted to Payplant as specified in Section 8 E.

29.1.3 Failure to Comply with Sections 10 and 19 of this Agreement.

Failure by Client to comply with the requirements of Sections 10 and 19 of this Agreement to pay Payplant amounts owed under those Sections within three (3) Business Days.

29.1.4 Breach of Representation. Any representation or warranty made or deemed made by Client in this Agreement, or in any agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith, shall prove to have been untrue, incorrect or misleading in any material respect on the date when made or when deemed to be made.

29.1.5 Financial Information. Failure by Client to (i) furnish financial information as required under Section 32.1 of this Agreement when due and as requested, (ii) copies of tax returns as required under Section 32.2 of this Agreement hereof when due, or (iii) permit Payplant to inspect Client’s books or records.

29.1.6 Judicial Actions. As of effective date of this agreement Issuance of a notice of Lien, levy, assessment, injunction or attachment against any material portion of the Client Collateral or against a material portion of Client’s other property, which is not stayed or lifted within twenty (20) business days.

29.1.7 Bankruptcy. Client or any of Client’s Affiliates shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

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29.1.8 Insolvency. Client becomes Insolvent.

29.1.9 Default under a Material Obligation. Client or an Affiliate of Client defaults under a Material Obligation or is required to or otherwise enters into a forbearance or similar agreement with a creditor. Additionally a Client Event of Default will be triggered, if within thirty (30) days of signing this agreement (a) Client fails to pay Avnet $575,000 or (b) Avnet fails to sign the the Notification of Assignment sent to Avnet on August 11, 2017.

29.1.10 Invalidity. Any material provision of this Agreement, for any reason, cease to be valid and binding on Client in accordance with the terms thereof.

29.1.11 Client Repudiation. Client attempts to disavow or otherwise repudiate any provision of this Agreement.

29.1.12 Client Key Principal Repudiation. A Client Key Principal of Client attempts to disavow or otherwise repudiate the Client Key Principal’s liability to Payplant as provided in Section 21 of this Agreement.

29.1.13 Seizure. Client’s rights under any Client Collateral shall be seized, or taken by a Governmental Authority, or become the subject matter of a claim, litigation, suit or other proceeding, which might, in the reasonable opinion of Payplant, upon final determination, result in impairment or loss to Payplant, or in any way adversely affect Payplant’s ownership rights and interests in any of Client’s Purchased Receivables sold to Payplant.

29.1.14 Breach of Section 33 Covenants of this Agreement. Any breach of Client’s covenants under Section 33 of this Agreement.

29.1.15 Non-compliance. Any failure or neglect on the part of Client to perform, keep or observe any additional term, provision, condition or covenant not otherwise mentioned in this Section 29.1, as contained in this Agreement which (to the limited extent that such failure of compliance is subject to cure) is not cured within fifteen (15) days from the first occurrence of such failure or neglect.

29.2 Enforcement Rights

A. Payplant shall have the following Enforcement Rights following the occurrence of any Client Event of Default.

A-1. Against Defaulting Clients:

(i) to require Client to immediately repurchase any and all of Client’s then outstanding and unpaid Purchased Receivables, with Client agreeing to pay the Repurchase Price within three (3) Business Days of demand; and

(ii) to file suit or commence arbitration against Client to enforce payment of Client’s Repurchase Obligation and all other amounts then or thereafter owed by Client, including unpaid Client Fees and Client Reimbursable Expenses; and

(iii) to exercise any and all of the Enforcement Rights provided under this Agreement or under Applicable Law, including all enforcement rights and remedies of a secured party under the UCC; and

(iv) to set off any amounts then or thereafter owed by Client against any amounts then or thereafter due to Client; and

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A-2. Against Debtors:

(i) to notify each and every of Client’s Debtors under UCC Sections 9-406(a) and 9-607(a) of the fact that their Invoice Payment Obligation has been sold to and purchased by Payplant, and to instruct each Debtor to pay all amounts (Collection Proceeds) with respect to the Purchased Receivable directly to Payplant; and

(ii) to file suit against or to otherwise enforce payment against each obligated Debtor to collect payment of the Debtor’s Invoice Payment Obligations and to exercise whatever additional Enforcement Rights that may be available under Applicable Law.

B. Client shall be responsible for payment of, and shall reimburse Payplant for Payplant’s Collection Expenses and reasonable attorneys’ fees, court cost and out-of-pocket expenses (including third-party collection agency fees) that may be incurred in attempting to collect and in collecting amounts due by Client and by Client’s Debtors.

C. Unless Payplant otherwise agrees, all enforcement actions against any Client of Purchased Receivables shall be brought in a court in California, or in arbitration as provided in Section 30 of this Agreement.

D. All amounts collected by Payplant from defaulting Clients or Debtors shall be paid into the Lockbox Account.

E. Following the occurrence of, and so long as a Client Event of Default continues to exist, Client shall at Payplant’s reasonable request meet with a Payplant representative at the Client’s main office from time-to-time to review Client’s billings and collections, financial documents and business activities. Client further recognizes and agrees failure of Client to comply with this Section 29.2(E) shall result in irreparable harm to Payplant to obtain judicially ordered injunctive relief against Client as provided under Applicable Law.

Section 30. Arbitration

The Parties agree to mediate prior to arbitration.

30.1 Compulsory Binding Arbitration.

The Parties agree that any Party may elect to arbitrate and require any other Party to arbitrate any Claim brought by or against or involving the rights of any Party.

30.2 Limitations

If any Party elects to arbitrate a Claim, no Party shall have the right to (i) have a court or jury decide the Claim, (ii) engage in pre-arbitration discovery to the same extent that the Party would have the right to do in court, (iii) participate in a class action in court or in arbitration, either as a class representative or a class member; or (iv) join or consolidate the Claim with claims of any other Person or involving any other Payplant Receivables Program Transaction. Notwithstanding the foregoing, Payplant shall have the right to exercise Enforcement Rights against a Defaulting Client or a Debtor (as applicable) by filing suit before a court of competent jurisdiction, or otherwise, and nothing under this Section 30 shall in any way impair or otherwise affect the Enforcement Rights available to Payplant following a Client Event of Default.

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30.3 Election to Arbitrate

To commence arbitration, the electing Party must give written notice to the other Party of an election to arbitrate. This notice may be given within ninety (90) days after a lawsuit has been filed, and may be given in papers or motions in the lawsuit. If an arbitration election notice is given, the Claim shall be resolved by arbitration under this Section 30 and the American Arbitration Association rules for large, complex commercial disputes then in effect. The Arbitration Administer need not be the American Arbitration Association. The electing Party may select the Arbitration Administrator in its notice electing to arbitrate or by giving written notice to the other Party within twenty (20) days thereafter. The arbitrator will be selected under the Arbitration Administrator’s rules.

30.4 Location and Costs

Any arbitration hearing shall take place in California. The Party demanding arbitration shall be responsible for the initial payment of all filing fees and expenses of the Arbitration Administrator. Notwithstanding the outcome of the arbitration, the Client shall be responsible for reimbursement of Payplant’s reasonable arbitration related attorneys’ fees and costs to the extent provided in Sections 31.1 and 31.2 of this Agreement.

30.5 Effective Arbitration Award

Any court with jurisdiction may enter judgment upon the arbitrator’s award, which will be final and binding.

30.6 Mandatory Application of California Law; Arbitrator Authority

A. Consistent with the situs of each Payplant Receivables Program Transaction and the choice of law provisions of Sections 31.13 and 11.3 of this Agreement the arbitrator shall apply substantive California law (and Federal law to the extent applicable) to all substantive issues presented in arbitration. The arbitrator shall further apply all applicable statutes of limitation (prescription and preemption principles in California) and applicable privilege rules, as well as rules of procedure and evidence consistent with the FAA, the Arbitration Administrator’s rules and the rules of the American Arbitration Association.

B. The arbitrator shall be authorized to award all remedies available in an individual lawsuit including awards of compensatory and statutory (but not punitive or exemplary) damages, declaratory, and injunctive and other equitable relief.

C. Upon the request of any Party, the arbitrator shall provide written findings of fact and conclusions of law explaining the basis of the award.

Section 31. Miscellaneous

31.1 Client Reimbursable Expenses

A. Client shall pay and reimburse Payplant within three (3) business days:

(i) Wire/ACH fees as specified in the Client Fee Schedule for transferring funds in and out of Client’s designated account with Client’s bank, and

(ii) all reasonable outside counsel and professional fees and costs incurred in connection with or arising out of any litigation, contest, dispute, suit, proceeding, arbitration, or other action threatened or instituted by or against Payplant, against Client, or against or involving any Client Key Principal, or Registered Debtor of Client, or any other Person, and whether as a party, witness or otherwise, that is in any way related to the Payplant Receivables Program, or this Agreement, or with respect to any Payplant Receivables Program Transaction, to which Client may be a Party, including any appeal or review thereof; or any litigation, contest, dispute, suit, proceeding or action threatened or instituted by Client against Payplant asserting any claim, cause of action or theory of recovery; or any work-out or restructuring of Client’s or any Client Key Principal’s obligations during the pendency of one or more Client Events of Default; and

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(iii) all Collection Expenses (including reasonable outside counsel and other professional fees, collection agency fees and other out-of-pocket costs and expenses) incurred by Payplant in the administration and exercise of Enforcement Rights (a) against Client and Key Principals of Client, or against any Client Collateral, or (b) against Defaulting Debtors to collect Purchased Receivables that Client may have sold on the Platform, or (c) in attempting to work out or restructure Client’s or Defaulting Debtor obligations; and

(iv) all reasonable outside counsel and other professional fees, costs and expenses arising out of or incurred in connection with any pending or threatened dispute by and among any one or more Debtors and Payplant or Client; and

(v) UCC Termination Fee specified in Client Fee Schedule for releasing and terminating Payplant’s Security Interest in the Client Collateral; and

(vi) Due Diligence Fee as specified in Client Fee Schedule; and

(vii) all other sums that Client may be obligated to pay under Section 31.2 of this Agreement (Client Indemnification).

B. Client further agrees that Payplant may initiate Direct Debt Transfers out of Client’s designated deposit account with Client’s bank to pay such amounts after the Repurchase Date to satisfy Client’s Repurchase Obligations, or alternatively, Payplant may set off such amounts owed by Client against amounts then or thereafter due to Client, with notification to Client.

31.2 Client Indemnification

Client shall defend, indemnify and hold harmless each Client Indemnified Person from and against any costs, losses, liabilities, damages, penalties, claims, actions, judgments, suits, charges, expenses (including attorney’s fees, expenses and other costs of investigation or defense), disbursements or proceedings of any kind or nature whatsoever incurred by, imposed on, instituted or asserted against any such Client Indemnified Person in any way relating to or arising out of (i) any failure by Client to perform Client’s obligations or any material breach of Client’s representations and warranties provided in this Agreement, (ii) acts of fraud, misrepresentation or omission on the part of Client, any Client Key Principal, or any of Client’s Debtors, (iii) claims or defenses to payment that Client, any Client Key Principal, or any Debtor, or any creditor of Client, or creditor of an Debtor, may assert or threaten to assert against Payplant in any way relating to the Payplant Receivables Program or any Payplant Receivables Program Transaction, (iv) claims that may be asserted against any Client Indemnified Person in any bankruptcy or insolvency proceeding brought by or against Client, any Client Key Principal, or ,any Debtor, or any third-party creditor of Client. or by any trustee in bankruptcy, including alleged fraudulent conveyance, preferential transfer or related state law claims, or (v) claims that may be asserted by any Debtor, Debtor issuing bank, or any other person asserting a fraudulent or unauthorized endorsement of Client’s name on any Debtor check or draft deposited into the Lockbox Account.

31.3 Waivers

No failure or delay on the part of any Party in exercising any right, power or privilege hereunder and no course of dealing between any Party and any other Party or Person, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Party to take any other or further action in any circumstances without notice or demand. Any waiver, consent or Specific Amendment shall be effective only in the specific instance and for the specific purpose for which it was given and shall not entitle any Party to any further or subsequent waiver, consent or amendment. All Enforcement Rights and remedies, either under this Agreement, or pursuant to any Applicable Law or otherwise afforded, shall be cumulative and not alternative.

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31.4 Transfers; Successors in Interest

A. Client may not assign, transfer or dispose of any of its rights, interests or obligations under this Agreement unless Client shall have received the prior written consent of Payplant, which shall not be unreasonably withheld by Payplant unless Payplant is being paid-off as part of the transaction, and any purported assignment, delegation or other transfer in violation of this Section 31.4(A) shall be void and of no effect.

B. Payplant may assign its rights, interests and obligations under this Agreement and Payplant may subcontract out any of its services or duties.

31.5 Giving of Notice; Address of Notices

A. All notices, instructions, directions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been effectively given or delivered:

(i) when delivered in person;

(ii) if sent by a reputable overnight delivery service (including Federal Express, UPS, Emery, DHL, Airborne and other similar overnight delivery services) with all charges prepaid, one (1) Business Day after deposit with such courier service;

(iii) if mailed by first class mail, postage prepaid, and registered or certified with return receipt requested, upon the earlier of actual receipt and three (3) Business Days after deposit in the mail;

(iv) if sent by facsimile, upon transmission, with confirmation of receipt; or

(v) if sent by email, upon transmission, with confirmation of receipt.

B. Any Party shall have the right to change its address for notice hereunder to any other location by giving notice to the other parties in the manner set forth herein, which notice shall be effective five (5) Business Days after it is deemed delivered or effectively given pursuant to Section 31.5(A) above.

C. Any communications between the Parties hereto or notices provided herein shall be given to the respective Parties at their respective addresses then on file with Payplant.

31.6 Amendments in Writing

No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by any Party hereto and thereto, shall be effective unless the same shall be in the form of a written Specific Amendment to this Agreement, and then shall be effective only as to the specific instance and for the specific purpose for which given. No course of dealing, and so subsequent conversations, emails and other written or oral communications by and between any of the Parties hereto shall be deemed to expressly or impliedly amend, modify, supplement, or waive any of the provisions of this Agreement. Furthermore, the promotional content of the Payplant website is not part of this Agreement and Payplant is not bound by such website content, which is subject to change at Payplant’s will.

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31.7 Intentionally left blank

31.8 Specific Amendments

A Specific Amendment or waiver with respect to this Agreement, or any, exhibit or schedule thereto, shall be effective only if reduced to writing and executed (either manually or electronically) or otherwise agreed to by each affected Party

31.9 Party Confidentiality

Each Party agrees to use commercially reasonable efforts (at least equivalent to efforts as it applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all Confidential Information provided to it by any other Party (the “Delivering Party”), except that any such Party (the “Receiving Party”) may disclose such Confidential Information:

(i) to its Affiliates and to its and their employees, officers, directors, auditors, consultants, attorneys, agents and advisors (collectively, “Representatives”) for proper business purposes related to such Party’s participation in the Payplant Receivables Program and such Party’s oversight, compliance and similar functions (it being understood and agreed that

(a) the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such information confidential and

(b) such Party shall be responsible for causing such Persons to comply with the terms of this Section 31.9 and Section 31.10 to the same extent as if they were Parties to this Agreement;

(c) Client’s Corporate, Financial information and Debtor information and contacts are confidential;

(ii) any Party may disclose Confidential Information as required or requested by any Governmental Authority, or reasonably believed by such Party to be compelled by any court decree, subpoena or legal or administrative order or process;

(iii) any Party may disclose Confidential Information as is required by Applicable Law; and

(iv) any Party may disclose Confidential Information in the event that such information has been published or announced in conditions free from confidentiality or has otherwise entered the public domain without default on the part of such Party.

31.10 Return or Destruction of Confidential Information

If and when no longer needed or appropriate, the Receiving Party shall (i) destroy all Confidential Information of the Delivering Party, including internal Confidential Information, analyses, data, summaries, memoranda and other documents prepared or generated by the Receiving Party or by third-party service providers, without the Receiving Party retaining a copy of any such material, (ii) promptly deliver to the Delivering Party all other Confidential Information of the Delivering Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of the Delivering Party, the Receiving Party shall destroy all such Confidential Information and (iii) certify all such return or destruction in writing to the Delivering Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Delivering Party’s Confidential Information is returned.

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31.11 Severability; Entire Agreement

A. Each provision of this Agreement shall be deemed to be effective and valid under applicable California law, but if any provision of this Agreement determined to be invalid, void or unenforceable under any law, rule, administrative order or judicial decision, that determination will not affect the validity of the remaining provisions of this Agreement.

B. This Agreement, and all subsequent amendments hereto and thereto, and any and all other agreements, documents or instruments attached or referred to herein or therein, integrate all of the terms and conditions mentioned herein, therein or incidental thereto.

31.12 Counterparts; Caption Headings

A. This Agreement may be executed manually, or by Electronic Signature, or otherwise agreed to in one or more counterparts all of which shall constitute a single binding agreement.

B. Caption headings under this Agreement are for convenience only and shall not be construed to limit the content of any section, subsection, addendum, exhibit or schedule.

31.13 Governing Law

THIS AGREEMENT, THE RELATIONSHIP BETWEEN THE PARTIES AND ANY CLAIM OR DISPUTE (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) RELATING TO THIS AGREEMENT AND EACH PAYPLANT RECEIVABLES PROGRAM TRANSACTION SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, BUT EXCLUDING ANY CONFLICT OF LAW RULES THAT WOULD LEAD TO THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. ALL AGREEMENTS, ALL SALES OF PURCHASED RECEIVABLES AND ALL PAYPLANT RECEIVABLES PROGRAM TRANSACTIONS BY AND BETWEEN THE PARTIES SHALL BE DEEMED TO HAVE BEEN NEGOTIATED, CONTRACTED FOR, ACCEPTED, CONSUMMATED AND PERFORMED IN CALIFORNIA.

31.14 Forum Selection; California Courts; Waiver of Right to Class or Multiparty Recovery

A. Subject to the right of any Party to invoke compulsory arbitration under Section 30 of this Agreement, any legal action or proceeding by or against any Party to this Agreement, including a Client, a Key Principal, or Payplant, with respect to any claim arising out of this Agreement, or any other Payplant Receivables Program Agreement, or any Payplant Receivables Program Transaction, or any relationship between the Parties, shall be brought in a California court. Should a Client file suit against Payplant before any court other than the foregoing California courts, Client shall be responsible for Payplant’s legal costs and other expenses in attempting to remove or otherwise relocate such litigation to California.

B. Each Party (including each Client Key Principal) accepts for itself and with respect of its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement, or any Payplant Receivables Program Transaction, or any relationship between the Parties.

C. Each Party (including each Client Key Principal) hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement or Payplant Receivables Program Transaction by any means permitted by Applicable Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address provided to and on file with Payplant (and shall be effective when such mailing shall be effective, as provided therein). Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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D. Each Party (including each Client Key Principal) hereby irrevocably waives any objection and any right to stay or dismiss any action or proceeding under or in connection with this Agreement, any other Payplant Receivables Program Agreement or any Payplant Receivables Program Transaction to which it is a party brought before the foregoing courts on the basis of forum non conveniens or improper venue or any other grounds that it may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

E. Nothing in Section 31.14(A) shall affect the right of Payplant to bring any legal action in against Client’s Debtors in any other competent jurisdiction.

F. Each Client waives the right to bring, assert, or participate in a class action or other multiparty litigation asserting any claim or cause of action against Payplant, whether related to this Agreement, or any Payplant Receivables Program Transaction, or otherwise. The foregoing is a bargained-for covenant, which has been knowingly and willingly agreed to by all Parties.

31.15 Waiver of Jury Trial

FOR THE PURPOSES OF THIS AGREEMENT, AND EACH PAYPLANT RECEIVABLES PROGRAM TRANSACTION, EACH PARTY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS EACH MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, WITH ANY OTHER PAYPLANT RECEIVABLES PROGRAM AGREEMENT, OR ANY PAYPLANT RECEIVABLES PROGRAM TRANSACTION CONTEMPLATED HEREBY OR THEREBY, WITH ANY COURSE OF CONDUCT, WITH ANY COURSE OF DEALING, WITH ANY STATEMENTS (WHETHER VERBAL OR WRITTEN), OR WITH ANY ACTIONS OR OMISSIONS OF ANY PARTY HERETO OR OF ANY OTHER PERSON RELATING TO THIS AGREEMENT. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

31.16 Relationship of the Parties; No Joint Venture

A. The Parties intend that nothing contained in this shall be deemed or construed by any Person, court or arbitrator in arbitration, to create a partnership, joint venture or comparable legal relationship by or between any Client, Payplant, or any other Person.

B. Payplant and each Client are independent contractors and neither Payplant nor any Client may represent to any third-party that it is the agent or representative of any other Party. No Party shall incur any obligation or liability in the name of or in behalf of any other Party and each Party shall have the full responsibility and obligations for all of its expenses of operation and for all obligations with respect to its employees, agents and representatives.

31.17 Public Announcements

Each Client agrees that, without first obtaining Payplant’s specific approval, neither it nor its Affiliates will issue any public announcement, press release or similar publicity using the name “Payplant” or any other trade name, service mark, trademark or logo owned or used by Payplant or any of its Affiliates, or referring to the Payplant Receivables Program, this Agreement. Payplant similarly agrees not to include Client’s name or logo in any public announcement, press release or similar publicity without having first obtained Client’s prior approval. Each Party reserves the right to provide to industry trade organizations information necessary and customary for inclusion in statistical analyses prepared by or for such entities.

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31.18 Reinstatement

The obligations of the Parties under this Agreement shall remain in full force and effect and continue (i) should any petition be filed by or against any Party for liquidation or reorganization, or (ii) should any Party become Insolvent or make an assignment for the benefit of any creditor or creditors, or (iii) should a receiver or trustee be appointed for all or any significant part of any Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the obligations, or any part thereof, pursuant to Applicable Law, is rescinded or reduced in amount, or must otherwise be restored or returned by any Party of the obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

31.19 No Third-Party Rights

The Agreements, undertakings and relationships of the Parties are solely for the benefit of the Parties, and their respective Affiliates, successors and assigns, and (except as otherwise specifically provided) no other Person shall have any third-party rights hereunder.

31.20 Survival

Termination of this Agreement shall not terminate any rights, liabilities or obligations set forth herein, which by their nature would be intended to be applied following any such termination. Specifically, the rights and obligations in the parts and sections pertaining to True Sale, Client Repurchase Obligations, payment of fees and reimbursable expenses, contractual limitations on Payplant’s responsibilities and liability, governing law, compulsory binding arbitration, forum selection, party confidentiality, copyright protection, indemnification, and provisions relating to Payplant’s Administrative Discretion, shall survive and continue and shall bind the Parties and their legal representatives, successors and permitted assigns. Termination of this Agreement shall not affect any obligations of the Parties prior to such termination, which shall be determined and paid as provided herein.

31.21 Injunctive Relief Outside of Arbitration

A. In the event any Party fails to perform, observe or discharge any of its obligations under this Agreement or with respect to any Payplant Receivables Program Transaction, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy of law may prove to be inadequate relief to the Party (i.e., the Party to which the obligation is owed). Therefore, the Party, if the Party so requests, shall be entitled to apply for temporary and permanent injunctive relief as may be granted by the court without the necessity of proving that actual damages are not an adequate remedy.

B. Notwithstanding anything in Section 30 of this Agreement, a Party may seek to obtain injunctive relief before a court of law with any claim for monetary damages remaining subject to elective mandatory arbitration under Sections 30.1, et seq.

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31.22 No Punitive or Exemplary Damages

No Party shall be liable to any other Party or any other Person for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to this Agreement or any Payplant Receivables Program Transaction.

31.23 Force Majeure

No Party will be liable for delay or failure to perform its obligations under this Agreement (other than a failure to pay amounts when due or to Consummate the purchase of a Posted Receivable) caused by an event that is beyond the Party’s control; provided, however, that such Party will not have contributed in any way to such event.

31.24 Power of Attorney

Each Client hereby grants Payplant an irrevocable power of attorney, coupled with an interest to:

(i) allow Payplant and its agent bank or banks to take all of the necessary steps to process, approve and receive monies in connection with Payplant Receivables Program Transactions, including

(a) the right on or after the Repurchase Date to initiate wire transfers of funds out of Client’s designated deposit account with Client’s bank to satisfy Client’s Repurchase Obligations,

(b) the right to endorse Client’s name on third-party checks, drafts and other payment instruments, as appropriate;

(c) the right to notify Debtors making it clear to the Debtor that the Debtor is required to make all Invoice Payments otherwise due to Client into the Lockbox Account.

(d) execute and/or file in the name of the Client any documents that Payplant may requires in its Administrative Discretion to collect Client Purchased Receivables from Debtors (to the extent Clients fails to so execute within five (5) Business Days of Payplant’s request or the time when the Client is otherwise obligated to do so)

(d) do such other and further acts and deeds in the name of Client that Payplant may deem necessary to make, create, maintain, continue, enforce or perfect Payplant’s rights in any Client Collateral.

(ii) to perfect, modify and discharge Liens and Security Interests; and

(iii) if necessary, to require Clients to execute such further documents as Payplant may require in its Administrative Discretion to give effect to this Section 31.24.

31.25 US Dollars

Unless otherwise agree to by Payplant in advance and in writing, all Payplant Receivables Program Transactions shall be paid and settled in US Dollars.

31.26 Certification

EACH CLIENT ACKNOWLEDGES THAT IT HAS THOROUGHLY READ THE PROVISIONS OF THIS AGREEMENT AND THAT CLIENT HAS FREELY AGREED TO ALL OF THE PROVISIONS HEREIN AND THEREIN. EACH CLIENT FURTHER REPRESENTS AND WARRANTS THAT EACH CLIENT KEY PRINCIPAL HAS READ THIS AGREEMENT AND THAT EACH OF CLIENT KEY PRINCIPAL UNDERSTANDS AND AGREES TO THE PROVISIONS OF SECTION 21 OF THIS AGREEMENT IMPOSING PERSONAL LIABILITY ON SUCH CLIENT KEY PRINCIPAL FOR THE TRIGGERING EVENTS LISTED THEREIN.

31.27 Communications with Payplant

Client shall be solely responsible for and shall bear all costs for providing and maintaining all necessary communications with Payplant, including client’s own computer hardware, software, wiring, communication line access and networking devices.

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Section 32 Client Reporting Requirements; Notices

32.1 Financial Statements

Except as previously waived by Payplant, Client shall provide to Payplant:

(i) within one hundred twenty (120) days after the end of each fiscal year, the previous year-end unaudited financial statements of Client and its subsidiaries, if any, on a consolidated basis, consisting of balance sheets and statements of income and cash flow, which financial statements (if required by Payplant) shall be prepared in accordance with GAAP on an accrual basis; and

(ii) within forty-five (45) days after the end of each fiscal quarter the year-to-date unaudited financial statements of Client and its subsidiaries, if any, containing the Client’s balance sheet, income statement, statement of cash flows, accounts receivable aging, accounts payable aging, an overview of the Vendor settlement negotiations, and such information as Payplant may reasonably request.

The financial statements referred to in paragraphs (i) and (ii) above shall be accompanied by an Officer Certificate of Client’s chief financial officer (or similar official) certifying that (i) such financial statements present fairly (if required by Payplant, in accordance with GAAP on an accrual basis subject to normal adjustments) the financial position, results of operations and statements of cash flow of Client on a consolidated basis, as of the dates thereof, (ii) any other information presented is true, correct and complete in all material respect, and (iii) there are no Client Events of Default or other events that, with notice, the passage of time and failure to cure, may result in a Client Event of Default.

32.2 Tax Returns

Client shall provide Payplant with copies of all requested tax returns, amended tax returns, and requests for extensions thereof, within thirty (30) Business Days following Client’s filing of such returns, amended returns and requests for extensions with each appropriate Governmental Authority, if requested by Payplant. Alternatively, Client authorizes Payplant to obtain copies of such tax returns directly from the taxing authority with Client agreeing to sign whatever authorizations may be required in order to effectuate the same.

32.3 Schedules

Client shall deliver to Payplant on or before the thirtieth (30th) day of each calendar month, as and for the prior month, such schedules, reports and other information as Payplant may reasonably request in form and substance satisfactory to Payplant. In addition, Client shall deliver to Payplant at such intervals as Payplant may reasonably request (i) copy of Debtor Invoices, (ii) evidence of shipments or delivery, and (iii) such further schedules, documents and/or information as Payplant may reasonably require.

32.4 Notices

Client shall promptly, upon acquiring or giving notice, or obtaining knowledge thereof, as the case may be, provide Payplant with notice of:

(i) the filing of a petition for bankruptcy relief by or against Client or any Affiliate of Client, or by or against any Registered Debtor;

(ii) any Debtor assertion of a claim or defense to payment of a Purchased Receivable;

(iii) the issuance of any credit adjustment or the reissuance of an Invoice with respect to a Purchased Receivable within the context of Section 16 of this Agreement;

(iv) the occurrence of any Client Event of Default, specifically stating that a Client Event of Default has occurred and describing such default in reasonable detail, the circumstances giving rise thereto and any action that Client is taking or proposes to take to remedy the same;

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(v) the filing or threatened filing of Material Litigation involving or affecting Client or any Affiliate of Client or any of their respective properties;

(vi) Client’s default under a Material Obligation, or if Client or any Affiliate of Client is requested or otherwise enters into a credit related forbearance or similar agreement with any creditor;

(vii) any change in Client’s legal name, or form of organization, or jurisdiction of organization;

(viii) any Change of Control with respect to Client or change in Client’s senior management;

(ix) the existence or purported existence of any Lien over any part of the Client Collateral other than Permitted Liens, specifying any action Client is taking or proposes to take in respect of or to release such Lien

(x) any circumstance those results in Client becoming a “restricted person” under the Anti-Terrorism Laws; or

(xi) Client’s receipt of a notice from the IRS or another tax authority regarding a threat to levy or file a lien.

32.5 Read-only Bank Account Access

Client shall provide Payplant with a username and password to electronically access its bank accounts.

SECTION 33 CLIENT AFFIRMATIVE COVENANTS

So long as this Agreement remains in effect, and until such time as all of Client’s Purchased Receivables are fully paid and satisfied, Client agrees and covenants:

33.1 Existence

Client shall take all necessary steps and actions to preserve its corporate existence (or the existence of any successor or transferee), it being acknowledged that no merger of Client, or sale by Client of all or substantially all of its assets, shall be permitted unless the successor entity or transferee shall assume and be liable for all obligations of Client hereunder, either by operation of law or under written agreement. Client shall promptly notify Payplant of any change in its corporate structure.

33.2 Performance of Client’s Obligations

Client shall comply with and perform each of its obligations under each SMB Program Agreement to which Client is a Party, in each case to the standards and within the time frames required.

33.3 Books and Records of Accounts; Inspection

A. Client shall (i) maintain proper and accurate books and records with respect to Client, its business and operations, and its Debtors and Receivables, and (ii) make appropriate accounting entries with respect to True Sales of Purchased Receivables to Payplant reflecting that Client no longer has any rights, title or interest therein.

B. Client agrees to permit Payplant and Payplant’s designated agents and representatives to have unrestricted access to Client’s office facilities, where ever located, during ordinary business hours as determined necessary or proper by Payplant in connection with this Agreement with reasonable notice to Client and at Payplant’s expense, (i) to examine and make copies of Client’s books and records, and (ii) to discuss matters relating to Client’s general business affairs with Client management officials and other personnel, all subject to Applicable Law restrictions that apply to public companies generally if Client is a public company. Payplant’s inspection rights shall continue while there are previously sold and unpaid Purchased Receivables or there are outstanding Client payment obligations in favor of Payplant.

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C. Client further agrees to provide Payplant with such reports and summaries of Client’s business affairs, sales and aging of Client’s accounts receivables, all in form and substance as Payplant may request from time to time.

33.4 Taxes and Other Charges

Client shall timely pay and discharge all taxes and other Charges due and payable by Client and any other Charges that may be lawfully assessed, levied or imposed on it, and Client shall pay, as the same become due, the nonpayment of which may result in a Lien being asserted against the Client Collateral, other than any tax or other Charge that is properly contested by payment under protest or by securing an appropriate and adequate bond. For any invoices and purchase orders financed by Payplant, Client shall pay third-party vendors immediately on receipt of funds from Payplant. For other accounts payable, Client shall make best effort to make timely payments.

33.5 Compliance with Applicable Law

A. Client shall at all times comply in all material respects with, and perform such acts as may be required by all Applicable Laws (including all laws relating to dealings with public officials, anti-money laundering, anti-fraud, consumer credit protection and foreign exchange regulations) and laws, regulations and government guidance for the prevention of terrorism, terrorist financing and drug trafficking (including the Anti-Terrorism Laws).

B. Without limiting the foregoing, each of Client’s directors, managers, employees, shareholders, partners, members, owners, agents and Affiliates acting on its behalf, (i) shall not take any action that would constitute a violation of the FCPA or any similar law, (ii) shall maintain an effective system of controls adequate to ensure that Client’s agents, representatives, employees, and other staff are trained to ensure compliance with the FCPA, and (iii) shall not take any action that may constitute a violation of the Export Administration Regulations of the United States or similar Applicable Laws with respect to technology transfer (through export, deemed export or otherwise) and shall observe all such Applicable Laws.

C. Client shall furnish Payplant promptly such other information with documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act), as from time to time may be reasonably requested by Payplant.

33.6 Security Interest

A. Client shall take all actions necessary or reasonably advisable or requested by Payplant to give effect, perfect, preserve or protect Payplant’s Security Interest in the Purchased Receivables and other Client Collateral and the priority thereof, and Payplant’s exercise any of the rights conferred thereunder.

B. Client may not amend, terminate or release any Payplant filed UCC financing statement under any circumstance. Any attempt by Client to do so shall be of no effect and an intentional interference by Client and Client Key Principals with Payplant’s security and other rights.

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C. Client shall, at its own expense, deliver to Payplant each of the instruments, agreements, certificates and documents as Payplant may reasonably request to perfect and maintain Payplant’s Security Interest in the Purchased Receivables and other Client Collateral and to comply with, or evidence compliance with, its obligations under this Section 33.6.

33.7 Further Assurances

From time to time, upon the reasonable request of Payplant, Client shall promptly and duly execute and deliver any and all such further documents and instruments and render all such (or such further) assistance as Payplant may reasonably require for the purpose of enabling Payplant to obtain the full benefit of such Receivables.

33.8 Performance under Sales Contracts; Notice of Default

A. Client shall timely perform and comply with all material terms, provisions, and obligations under all applicable Sales Contracts with Client’s customers that produce Purchased Receivables, and refrain from taking any action or omitting to take any action which might in any way prejudice or limit Payplant’s rights to payment on Purchased Receivables from Client’s Debtors.

B. Client shall notify Payplant within three (3) Business Days in writing of (i) any event or occurrence, including any breach or default by Client or by the Debtor of any of the material terms or provisions of any Sales Contract relating to a Purchased Receivable, or any dispute or any governmental action affecting the ability of Client or the Debtor to perform in a material respect thereunder, (ii) any material adverse change in the timeliness of Client receiving payments from the Debtor on any Purchased Receivable, and (iii) any material amendment or modification of any Sales Contract relating to any Purchased Receivable. Client shall not modify the terms of any Sales Contract relating to any Purchased Receivable in any manner which would adversely affect the rights of Payplant.

33.9 Tax Withholdings

If Client is organized under the laws of the United States of America or any State thereof, Client shall furnish to Payplant, on the date hereof, two properly completed and duly executed originals of U.S. Internal Revenue Service Form W-9 certifying that such Client is exempt from U.S. backup withholding tax, provided that the requirements of this sentence shall not apply to a Client that is entitled to a presumption under applicable Treasury Regulations that it is a domestic corporation for U.S. federal income tax purposes.

33.10 Payment of Sales and Other Taxes

Client shall timely pay and transmit to the appropriate taxing authorities all applicable sales, use, excise and similar taxes and fees that Client is required to collect from Client’s customers incident to Client’s sale of goods or services on a deferred payment (invoice) basis. Client shall be obligated to pay such amounts either out of the proceeds of Client’s sale of Purchased Receivables or out of Client’s other funds. Under no circumstance whatsoever shall Payplant be obligated to pay and satisfy Client’s tax liability of any Governmental Authority.

33.11 IRS Liability Monitoring

Client will sign IRS form 8821 to allow Payplant to monitor Client’s IRS liabilities. Client shall not revoke or supplant the Payplant’s ability to monitor IRS liabilities via 8821 while there are amounts owed to Payplant under the Agreement.

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Section 34. Client Negative Covenants

So long as this Agreement remains in effect, and until such time as all of Client’s Purchased Receivables are fully paid and satisfied, Client agrees and covenants:

34.1 Creation of Liens

Except for Permitted Liens, Client will not create or suffer to exist any Lien upon or against any Receivable posted for sale to Payplant or against any other Client Collateral.

34.2 Amendment to Organizational Documents Triggering Subsequent UCC Filing

Without first obtaining Payplant’s prior written notice, Client will not amend its Organizational Documents to change its legal name to a materially dissimilar name, or change its form of organization, or its jurisdiction of organization, if and to the extent that such change might necessitate that Payplant amend its then existing UCC filing or file a new UCC financing statement

34.3 Anti-Terrorism Laws

Client shall not (i) conduct any business or engage in any transaction or dealings with any restricted person including the making or receiving any contribution of funds, goods or services to or for the benefit of any “restricted person”, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law. Client shall deliver to Payplant any certification or other evidence requested from time to time by Payplant, in its sole discretion, confirming Client’s compliance with this Section 34.3.

34.4 Trading with the Enemy Act

Client shall not engage in any business or activity in violation of the Trading with the Enemy Act.

34.5 Diversion of Funds

Client shall not Divert all or any portion of funds to be paid into the Payplant controlled Lockbox Account or otherwise due to Payplant. Consistent with the stated intent of the Parties that all purchases and sales of Purchased Receivables on the Platform result in True Sales for all purposes, Client recognizes and agrees that, following Consummation, Client shall have no rights to or interests whatsoever in Collection Proceeds of Purchased Receivables and no right to possess or to use such collected funds for any purpose.

34.6 Illegal Purpose

Client shall not access or use or permit the access or use of the Platform for any illegal purpose or for any purpose that is not permitted under this Agreement or any other Payplant Receivables Program Agreement to which Client is a Party.

34.7 Additional Financing

Client shall not raise additional financing, without Payplant’s approval, which shall not be unreasonably withheld by Payplant unless it is an equity financing or a convertible equity financing, where Client can force conversion, while Payplant’s advances are outstanding.

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Payplant LLC

Signature:

Name:
Title:
Date:

CLIENT:
Inpixon, formerly known as Sysorex Global:

Signature:

Name:
Title:
Date:

Inpixon USA, formerly known as Sysorex USA

Signature:

Name:
Title:
Date:

Inpixon Federal, Inc., formerly known as Sysorex Government Services, Inc.

Signature:

Name:
Title:
Date:

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SCHEDULE 1 TO PAYPLANT CLIENT AGREEMENT

CLIENT FEE SCHEDULE

Description	Fee Amount
1. UCC Termination Fee	$150
2. Wire/ACH Fee	$12
3. Due Diligence Fee	$0

ADVANCE RATE – Eligible Receivables will be advanced by Payplant to the Client at a rate of 80% of Face Value (less sales discounts).

DISCOUNT RATE – The Discount Rate for an Eligible Receivables shall be applied at 1.5% of the invoice price per 30 days.

A minimum of 30 days of interest is charged per invoice and on a per day basis thereafter. Payplant reserves the right to adjust the discount rate based on credit analysis of debtor.

PAYMENT INSTRUCTIONS – Updated remittance instructions to Payplant’s address shall be submitted to Debtors upon signing of this agreement. In the event the change remittance address process is not completed with the Debtor before the first scheduled payment, Client will transfer any received payment within 3 business days. If in the event this is not made, Payplant will initiate an ACH draft from the Client’s designated bank accounts within 3 business days after the payment had been received by Client, for the advanced amount plus discount and other applicable fees.

ADDITIONAL DEBTORS – Other debtors may be added at a future date. Client and Payplant will agree separately in writing on the advance rate and interest rate terms for each additional debtor.

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EXHIBIT 1: DEFINITIONS AND INTERPRETATION

1. Definitions.

The following terms shall have the following meanings for purposes of Payplant Receivables this Agreement:

“Debtor” means, with respect to any Receivable, any Person obligated to pay such Receivable.

“Debtor Event of Default” means any failure of the Debtor to fully pay the Invoice Face Value amount by the 60‘th day following the Invoice Due Date of the Purchased Receivables.

“Debtor Information” means such financial and other information with respect to a Debtor that a Client may provide to Payplant.

“Administrative Determination” and “Administrative Discretion” means Payplant’s decisions, determinations, approvals, consents and confirmations of a routine or administrative nature, whether or not such administrative decision is specifically designated as such. Administrative Determination and Administrative Discretion include:

(a) routine determinations as to administration compliance with Payplant procedures, this Payplant Agreement, certificates, and other similar items required to be delivered under the terms of this Agreement; and

(b) determinations of (i) Advance Amounts, (ii) Discount Fees, (iii) Client Fees, (iv) Client Remittance Payments, (v) Repurchase Dates, (vi) Repurchase Amounts, (vii) Client Reimbursable Expenses, and (viii) such other amounts as may be provided for under this Agreement; and

(c) decisions as to (i) the existence or absence of an Event of Default, (ii) exercise of any Enforcement Right, and (iii) amendments, modifications or supplements to or waivers of any term of this Agreement.

“Advance Amount” means the amount that Payplant will advance to the Client incident to the purchase of a Receivable. Advance Amount will be negotiated between Client and Payplant and will be visible on the Platform for the Client to view.

“Affiliate” means, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee or other fiduciary, 25% or more of the Equity Interests having ordinary voting power in the election or appointment of directors or officers of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person, (iii) each of such Person’s officers, directors, joint ventures, owners and partners, and (iv) in the case of any Person that is an individual, the immediate family members, spouses and lineal descendants of such Person. For the purposes of this definition, “control of a Person” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Terrorism Law” means each of (i) Executive Order No. 13224, (ii) the USA PATRIOT Act, (iii) the Money Laundering Control Act of 1986, Public Law 99-570, (iv) the OFAC Regulations, and (v) any similar Applicable Law enacted in the United States subsequent to the date of this Agreement or in any other jurisdiction that applies to any Client.

“Applicable Law” means, with respect to any Person, any and all laws (including common law), statutes, ordinances, regulations, rules, orders, injunctions, directives, codes, decrees, writs, determinations, awards and judgments issued by any Governmental Authority applicable to or binding upon such Person or any of its properties and any judicial or administrative interpretation thereof, including, for the avoidance of doubt, all environmental laws.

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“Arbitration Administrator” means the Person under whose auspices arbitration is conducted. The Party electing commencement of arbitration shall have the right to select the Arbitration Administrator, which may be a national company or a company or law firm with offices in California.

“Associated Rights” means any and all of the Client’s right, title and interest in relation to any Purchased Receivable including, in each case, to the extent related to such Receivable:

(a) all Security Interests in the relevant goods arising by law or by agreement with the related Debtor for the purpose of securing payment of the related Invoice Face Amount, including retention of title rights, if applicable;

(b) all rights, remedies and privileges under the related contract;

(c) all documents of title to goods, warehouse keepers’ receipts, bills of lading, shipping documents, airway bills or similar documents, if applicable;

(d) all Collection Proceeds and other remittances and payments of or on account of Collections of such Receivable, and any related securities, bonds, guarantees, indemnities and letters of credit, including direct debit rights if applicable; and

(e) all of the Client’s interest in any returned goods related to any sale giving rise to such Receivable and any proceeds of sale thereof.

“Authorized Representative” means with respect to a Client, the Client’s designated owner, officer or other official who is authorized to (i) agree to the terms of this Agreement, (ii) enter into and consummate Payplant Receivables Program Transactions for and on behalf of Client, (iii) submit quarterly Officer Certificates and other reports to Payplant, and (iv) discuss matters relating to Client with Payplant.

“Bankruptcy Code” means the United States Federal Bankruptcy Code of 1978, as amended from time to time.

“Business Day” means a day (other than a Saturday or Sunday, a legal holiday or a day on which banking institutions are authorized or required by Applicable Law or other government action to close in Santa Clara, CA) on which banks are open for business.

“Change of Control” means (i) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of a Client to a Person who did not have control of the Client at the time the Client applied for registration or membership on the Platform, (ii) any merger or consolidation of or with the Client, or (iii) the sale of all or substantially all of the property or assets of the Client. For purposes of this definition, control shall mean the power, directly or indirectly (x) to vote 50% or more of the Equity Interests having ordinary voting power for the election of directors (or the individuals performing similar functions) of the Client, or (y) to direct or cause the direction of the management and policies of the Client by contract or otherwise.

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“Charges” means all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon Client’s Receivables, Client or any of Client’s Affiliates.

“Client” means a Person registered with Payplant and eligible to offer Receivables for sale to Payplant.

“Client Agreement” means this agreement.

“Client Collateral” means Client’s property and assets on which Payplant is granted a security interest as provided in Section 24 of this Agreement.

“Client Event of Default” means each of the events or circumstances described as a Client default under Section 29.1 of this Agreement.

“Client Failed Payment Fee” means fees paid by a Client to Payplant as a result Client’s failure to pay the Repurchase Price to Payplant in full on the Repurchase Date.

“Client Fees” mean the fees provided in Schedule 1 to this Agreement.

“Client Funds” means any moneys, funds or credits belonging to or otherwise due to Client.

“Client Indemnified Person” means Payplant and its Affiliates, owners, shareholders, members, partners, officers, directors, managers, employees, agents, attorneys, successors and assigns.

“Client Information” means such financial and other information with respect to a Client that the Client may make available to Payplant.

“Client Key Principal” means an owner or executive officer (i.e., president, manager, chief executive officer, chief financial officer, or officer performing executive management functions) of a Client.

“Client Reimbursable Expenses” means the costs and expenses listed in Section 31.1 of this

Agreement.

“Client Remittance Payment” means the amount payable to the Client subsequent to Payplant’s receipt of Collection Proceeds. A Client Remittance Payment may consist of the Retained Amount less any accrued Discount Fees, late charges and Client fees.

“Client Termination Fee” means fees owed by a Client to Payplant as provided in Section 27 of this Agreement upon termination of Client’s relationship with Payplant.

“Code” means the Internal Revenue Code and Internal Revenue Service regulations promulgated thereunder.

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“Collection Expenses” means Payplant’s out-of-pocket costs and expenses in pursuing collection from Defaulting Clients, Defaulting Debtors, including Payplant’s reasonable outside counsel fees, collection agency fees, court costs, and other third-party expenditures.

“Collection Proceeds” means all funds and money collected from the Debtor, the Client or from any other obligated Person, or from the exercise of Enforcement Rights with respect to or in any way accruing from a Purchased Receivable.

“Confidential Information” of any Party means non-public information that such Party may designate as being confidential or which, under the circumstances surrounding its disclosure, the receiving Party ought to know is confidential.

“Consummate” or “Consummation” means the completed purchase and True Sale of a Receivable to Payplant as provided in Section 13 of this Agreement.

“Consummation Date” means the date on which the Sale is deemed for all purposes to be completed or Consummated.

“Defaulted Receivable” means and includes a Purchased Receivable that (i) is not paid by the Debtor within 60-days following the Invoice Due Date of the Purchased Receivable, or (ii) is otherwise subject to mandatory repurchase by the Client under Section 20(A) of this Agreement for failure to qualify as an Eligible Receivable or for any other reason provided therein.

“Defaulting Debtor” means and includes a Debtor that is subject to a Debtor Event of Default.

“Defaulting Client” means a Client that is subject to a Client Event of Default.

“Delivering Party” has the meaning given to that term in Section 31.9 of this Agreement.

“Direct Debit Transfer” means a transfer of funds by Payplant from the Client’s designated account at their respective bank via (i) an inbound Fed wire draw down request for credit transfer or, (ii) a SWIFT Direct Debit request. The transfer of funds from a Client’s bank may be initiated by any of the methods described above, or via debit originated by Payplant via entries on the Automated Clearing House (ACH) system which obligates the Client’s bank to settle the amount requested.

“Discount Fees” are fees paid to and earned by Payplant for Purchased Receivables. Discount Fees are computed as follows, with a minimum duration of 30 days. Purchase Date is the date that the Receivable was purchased by Payplant. Payment Date is the date when the Invoice Payment was received by Payplant in Good Funds. E.g. let’s take a sample invoice with Purchase Price of $10,000 and Discount Rate of 1.2% per month.

a.	If no Invoice Payment has been made then Discount Fees = Purchase Price * (current date - Purchase Date) * Discount Rate. For the sample invoice above if Current date – Purchase Date is 10 days then Discount Fees are calculated as $10,000 * 10 * (1.2/30)% or $40.
b.	If one complete Invoice Payment has been made then Discount Fees = Purchase Price * (Payment Date – Purchase Date) * Discount Rate. E.g. for the sample invoice about if Payment Date – Purchase Date is 45 days then Discount Fees are calculated as $10,000 * 45 * (1.2/30)% or $180.
c.	If multiple Invoice Payments have been made and there is no balance remaining then Discount Fees =((Purchase Price) * (first Payment Date – Purchase Date) * Discount Rate) + (Purchase Price – previous Invoice Payment) * (next Payment Date – previous Payment Date) * Discount Rate + … (Purchase Price – all previous Invoice Payments) * (last Payment Date – previous Payment Date) * Discount Rate)). For the sample invoice above if there were two payments made – $5,000 after 30 days and $5,000 after 60 days - then Discount Fees are calculated as $10,000*30*(1.2/30)% + $5,000*15*(1.2/30)% or $180.

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d.	If multiple payments have been made but there is still Unrecovered Purchase Price then Discount Fees = ((Purchase Price) * (first Payment Date – Purchase Date) * Discount Rate) + ((Purchase Price – previous Invoice Payment) * (next Payment Date – previous Payment Date ) * Discount Rate) + … (Purchase Price – all previous Invoice Payments) * (current date – last Payment Date) * Discount Rate)). For the sample invoice above if there were 2 payments made – $5,000 after 30 days and $3,000 after 60 days then Discount Fees after 90 days are calculated as $10,000*30*(1.2/30) + $5,000*15*(1.2/30)% + $1,000*30*(1.2/30) % or $192.

“Discount Rate” is the daily interest rate agreed between Client and Payplant at the time of the Sale. Discount Rate is also available on the Platform for the Client to view.

“Divert” or “Diversion” means any action or inaction on the part of a Client which results in all or any portion of the Collection Proceeds of any Purchased Receivable, or in all or any portion of Other Proceeds of Other Receivables that the Registered Debtor is instructed to pay into the Payplant controlled Lockbox Account, being used by the Client or any Affiliate of Client for any purpose other than payment and transmittal to Payplant. Divert or Diversion additionally includes (i) any action or inaction on the part of a Client which results in a setoff of the Registered Debtor’s Invoice Payment Obligation against any obligation that the Client may owe to the Debtor, (ii) any Client instruction to a Registered Debtor not to make Invoice payments into the Lockbox Account, or (iii) the Client’s reissuance of an Invoice evidencing a Purchased Receivable without notifying Payplant and without making immediate payment as required under Section 16(B) of this Agreement.

“Dollars”, “US Dollars”, “$” or “US$” means the lawful currency of the United States of America.

“Due Diligence Fees” are fees paid by the Client to Payplant in order to perform business and officer background checks, with applicable authorizations, including but not limited to credit, criminal history, lien searches and filings, bankruptcy and court filings, and other 3rd party verifications deemed necessary by Payplant. The Due Diligence fees must be paid by Client prior to initial funding and are not refundable.

“Electronic Signature” means the electronic signature of any Party sufficient to legally obligate such Party to the terms of any pertinent contract or agreement under the Electronic Signatures in Global and National Commerce Act, the Model Uniform Electronic Transactions Act and the Electronic Signatures and Records Act.

“Eligible Receivable” means and includes a Receivable, subject to sale under Article 9 of the UCC, that:

(a) represents a bona fide Payment Obligation of an Debtor enforceable in accordance with its terms; and

(b) is not, at the time of sale or at any time thereafter, subject to dispute, compromise, reduction, cancellation, refund, offset, counterclaim or recoupment for any reason; and

(c) the Client knows of no reason why the Debtor will not or cannot pay the Receivable on a timely basis when due; and

(d) is payable to and is owned by the Client; and

(e) is payable in U.S. dollars; and

(f) is not more than 60 days past due as of the Sale Closing Date; and

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“Enforcement Rights” mean and include all available enforcement rights and remedies that may be \ (i) against a Defaulting Client following a Client Event of Default, or (ii) against a Defaulting Debtor following an Debtor Event of Default, Enforcement rights further include default rights and remedies that may be asserted against the property of a third Person to satisfy an indebtedness.

“Equity Interest” means for any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, limited liability company membership interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Claim” means any of the following claims or proceedings, which are not subject to compulsory binding arbitration under Section 30 of this Agreement:

(a) any action to assert, collect, protect, realize upon or obtain possession of the Client Collateral following a Client Event of Default;

(b) any action to assert, collect, protect, realize upon or obtain possession of the Client Collateral in any bankruptcy proceeding;

(c) any action insofar as it seeks provisional or ancillary remedies in connection with (a) or (b) above;

(d) any non-judicial repossessions or exercise of Enforcement Rights against any Person; and

(e) any action involving or against a Debtor to enforce the Debtor’s Payment Obligations with respect to a Purchased Receivable.

Notwithstanding the foregoing, the Parties may mutually agree to arbitrate any matter covered under items (a) through (d) above if arbitration will afford the Parties substantially the same rights and remedies as a court action.

“Face Value” means the principal amount of the Purchased Receivable that is billed to or that is otherwise owed by the Debtor.

“FAA” means the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq.

“Foreign Corrupt Practices Law” or “FCPL” means the Foreign Corrupt Practices Law and any other Applicable Law concerning making unlawful payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, corrupt practices or making unlawful payments or gifts, bribes, rebates, payoffs, influence payments or kickbacks in any jurisdiction.

“GAAP” means generally accepted accounting principles and practices as in effect from time to time in the United States.

“Good Funds” means funds that (i) have been collected by means of the drawee bank’s full, final and irrevocable payment of one or more checks, drafts or monetary instruments, and (ii) are immediately available to be electronically transferred from the depositor’s account to a third party.

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“Governmental Authority” means any federal, state or local government, governmental department, governmental commission, governmental board, governmental bureau, governmental agency, regulatory authority, instrumentality, judicial, legislative, executive or administrative body or other political subdivision thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any of the foregoing entities, having jurisdiction over the Person or matters in question.

“Government Receivable” means a Receivable under which the Debtor is a department, agency or instrumentality of the United States government.

“Insolvency” means with respect to any Person on a particular date, that

(a) such Person is unable to realize upon its property and assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, or

(b) such Person has made a transfer or incurred an obligation with the intent to hinder, delay or defraud any of its present or future creditors.

The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably expected to become an actual or matured liability.

“Insolvent” means, with respect to a Person, the fact that such Person is in Insolvency.

“Intellectual Property” means a patent, patent application, copyright, trademark, service mark, trade name, logo, domain name, mask work, trade secret or license or other right to use any of the foregoing.

“Invoice” means a legal debt instrument which indicates the Face Value due from a Debtor to pay the Client for delivered goods or services.

“Invoice Date” means the date an Invoice is issued.

“Invoice Due Date” means the specified date listed on the Invoice by which a Client requests payment by the Debtor.

“Invoice Payment” means any payment made by a Debtor under an Invoice.

“Invoice Payment Obligation” means a Debtor’s obligation to pay the Invoice Face Value under a Receivable sold to Payplant.

“Lien” means any mortgage, lien, privilege, deed of trust, encumbrance, pledge, security interest, hypothecation, covenant, condition, restriction (including restrictions on voting rights or rights of disposition), claim, charge, option, right of first refusal, right of use or occupancy, any legal or equitable encumbrance, or any preference, priority or other arrangement having materially the same effect as any of the foregoing.

“Lockbox Account” means the depository account maintained by Payplant into which Collection Proceeds and other sums shall be deposited.

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“Material Litigation” means any action, claim, lawsuit, demand, inquiry, investigation or proceeding that is brought against the Client or its Affiliate, in which the amount in controversy exceeds 25% of Client’s, or its Affiliate’s then net worth.

“Material Obligation” means a payment or performance obligation of a Client, which in the event of the Client’s default, would likely jeopardize Client’s ability to continue to conduct its business as previously conducted.

“Misdirected Payment” means a Debtor Invoice Payment that is paid to the Client, or to an Affiliate of Client, or to a third party, and that is not paid by the Debtor into the Payplant controlled Lockbox Account as required by Section 8 of this Agreement.

“Misdirected Payment Fee” has the meaning provided in Section 8(F) of this Agreement.

“Money-Laundering Activities” means activities involving funds which are (i) proceeds of crime in violation of Applicable Law, or (ii) derived or potentially derived from any restricted party.

“Net Advance Amount” means the Advance Amount less Client Fees.

“Net Present Value Discount Rate” means the prime rate as quoted in the Money & Investing Section of the Wall Street Journal on the last day of each calendar quarter.

“OFAC Regulations” means (i) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), (ii) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), and (iii) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations).

“Officer Certificate” means the certificate signed by the Client’s chief executive officer, chief financial officer, or similar official in the form required by Payplant.

“Organizational Documents” means with respect to any Person, (i) the certificate of incorporation, articles of partnership, partnership agreement, certificate of organization or formation or other similar organizational documents of such Person, (ii) the by-laws, operating agreement, limited liability company agreement or other similar document of such Person, and (iii) such other documents or instruments that are required to be registered or lodged in the place of incorporation or organization of such Person and which establish the legal existence of such Person.

“Other Proceeds” means and includes Invoice Payments received from Registered Debtors that are attributable to the Client’s Other Receivables not sold to Payplant.

“Other Receivables” means and includes Client Receivables that are not sold on the Platform.

“Party” means Payplant and each Client that has agreed to be bound and obligated under this Agreement. Payplant Receivables.

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“Paying Party” means the Client, a Client Key Principal, a Debtor, or any other obligated Person making payment on a Payment Obligation to Payplant after the occurrence of a Client Event of Default whether or not such Paying Party payment can be identified to any particular Purchased Receivable.

“Payment Date” for an Invoice Payment is the date the Invoice Payment is received in Good Funds by Payplant.

“Payment Obligation” means the contractual obligations of a Person to pay an amount owed to another.

“Permitted Liens” means:

(a) Liens in favor of Payplant for the benefit of Payplant;

(b) Liens for taxes, assessments or other governmental Charges not delinquent or being properly contested in good faith, provided that the Lien shall have no effect on the priority of the Liens in favor of Payplant and a stay of enforcement of any such Lien shall be in effect;

(c) Liens arising by virtue of the rendition, entry or issuance against Client or any Affiliate, or any property of Client or any Affiliate, of any judgment, writ, order, or decree, for so long as each such Lien (i) is in existence for less than 20 consecutive days after it first arises or is being properly contested, and (ii) is at all times junior in priority to any Liens in favor of Payplant;

(d) additional Liens as may be approved by Payplant in advance and in writing

(e)Existing liens

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization or association, trust, corporation (including a business or statutory trust), limited liability company, institution, public benefit corporation, joint stock company, firm, body corporate, authority, Governmental Authority, or any other entity of whatever nature.

“Platform” means the software platform owned and operated by Payplant for the purchase of Receivables from Clients.

“Posted Receivable” means a Receivable that is offered for sale on the Platform by the Client. The Receivable may be entered on the Platform by Client or by Payplant’s staff on the Client’s behalf.

“Priming Lien” means a perfected Lien encumbering the Client’s Purchased Receivables and other Client Collateral that potentially has priority over Payplant’s later in time UCC filing, and that may adversely affect the Payplant’s rights to purchase the same free and unencumbered by any then existing Lien.

“Priming Lien Holder” means a Person that has a Priming Lien on or with respect to any posted Receivable or other Client Collateral.

“Priming Lien Holder Authorization and Consent” means an authorization and consent by a Priming Lien Holder agreeing to permit the Client to sell Purchased Receivables to Payplant on a free and clear basis.

“ Purchase Price” means the Face Value of the Purchased Receivable.

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“Racketeering Activities” means involvement or affiliation with any organization, group or individual that engages in or encourages its members to engage in any illegal activities specified in (i) Title 18 of the U.S. Code, or (ii) any other similar state or applicable foreign criminal law.

“Receivable” means and includes the Client’s accounts, contract rights, general intangibles, payment intangibles and all other forms of payment obligations owing to Client, and further includes the Client’s Associated Rights.

“Receiving Party” has the meaning given to such term in Section 31.9 of this Agreement.

“Registered Debtor” means a Debtor that is registered by a Client on the Platform.

“Repurchase Date” means the date on which the Client is obligated to repurchase a Purchased Receivable from Payplant whether due to a Debtor Event of Default, or a Client Event of Default, or both.

“Repurchase Obligation” means Client’s absolute, irrevocable and unconditional agreement and obligation to repurchase a Purchase Receivable from Payplant as provided in Section 20 of this Agreement.

“Repurchase Price” means (i) the greater of the outstanding amount of the Face Value of a Purchased Receivable, or the sum of the then unpaid Advance Amount and accrued Discount Fees with respect to the repurchased Receivable, together with (ii) the amount of any Late Charges and Client Reimbursable Expenses that may then be due and owing by the Client.

“Retained Amount” means the difference between (i) the Face Value of the Purchased Receivable sold on the Platform and (ii) the Advance Amount paid by Payplant.

“Sale” means the sale Receivables to Payplant.

“Sale Closing Date” means the date that the Sale was made.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Law” means any and all federal and state laws (including common law), statutes, regulations, rules, orders, injunctions, directives, codes, decrees, writs, determinations, awards and judgments issued by any Governmental Authority relating to “securities” and any judicial or administrative interpretation thereof.

“Security Interest” means a consensual Lien in the Client’s Purchased Receivables and other Client Collateral granted under the UCC.

“Payplant Receivables Program” means and refers to the program operated by Payplant for purchasing receivables from Clients.

“Payplant Receivables Program Transactions” means all transactions and dealings between the Parties incident to the Payplant Receivables Program, including Payplant Receivables Program Transactions involving (i) sale of Purchased Receivables on the Platform, (ii) all payments by and between the Parties, and (iii) all related payments and dealings with Debtors and third Persons.

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“Purchased Receivable” means any Receivable that has been sold to Payplant on the Platform.

“Specified Obligations” means Payment Obligations of a Defaulting Client or Defaulting Debtor that are subject to a Settlement.

“Trading with the Enemy Act” means the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, and Chapter V, as amended) and any enabling legislation or executive order relating thereto.

“Payplant” means Payplant LLC, as owner and operator of the Platform. Payplant LLC is the Managing Member of Payplant Alternatives Fund LLC. The Payplant Alternatives Fund LLC will fund the Purchased Receivable(s). To the extent necessary for any reason, including enforcement of any obligation in this agreement, Client acknowledges and agrees that Payplant Alternatives Fund LLC may enforce any provisions in this agreement directly or through Payplant LLC as its Agent and/or representative.

“Payplant Platform” means all related Payplant internet and electronic products including the Payplant website, Payplant Receivables purchase application and Payplant code.

“Payplant Related Person” means and includes each of Payplant’s respective officers, directors, managers, shareholders, members, employees, agents, and attorneys.

“Payplant Work Product Data” means the results of Payplant internally produced or otherwise obtained information, data and statistical information, including information, data and statistical information with respect to Clients and Debtors, and with respect to Client and Debtor creditworthiness.

“True Sale” means the sale for all purposes of absolute ownership of a Receivable, with the Client retaining no residual rights, title, interest or control (whether legal, equitable or beneficial) therein, and with all of the Client’s rights, title and ownership interests being fully transferred to and vesting in Payplant.

“UCC” means the Uniform Commercial Code as in effect in California and other applicable jurisdictions.

“UCC Termination Fee” has the meaning provided in Section 27 of this Agreement.

“Global Amendment” means an amendment to any Payplant Receivables Program that has general applicability to similarly situated Clients.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

2. Interpretation.

For the purpose of this Agreement, unless the context otherwise requires:

A. Any accounting term used in this Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP.

B. Any UCC term used in this Agreement shall have the meaning given in the UCC unless otherwise defined. Without limited the foregoing, the terms “accounts”, “chattel paper”, “instruments”, “general intangibles”, “payment intangibles”, “supporting obligations”, “securities”, “financial assets”, “investment property”, “documents”, “deposit accounts”, “software”, “letter of credit rights”, “inventory”, “equipment”, “fixtures” and “ordinary course of business”, as and when used shall have the meanings given to such terms in Articles 8 or 9 of the UCC. To the extent the definition of any category or type of UCC collateral is expanded by any subsequent amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

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EXHIBIT 2

CLIENT KEY PRINCIPALS

1.	Nadir Ali

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GOVERNMENT RECEIVABLES ADDENDUM

This Government Receivables Addendum amends, modifies and supplements the Agreement by and between Client and Payplant.

Preliminary Statements

A. Client provides goods and services on a deferred payment basis to departments, agencies and instrumentalities of the United States, and Client has expressed a desire to offer for sale and to sell Client’s Government Receivables to Payplant.

B. In order to be permitted to do so, it is necessary that Client agree to the additional terms of this Government Receivables Addendum, which amends, modifies and supplements the Payplant Client Agreement signed between Client and Payplant on 8/14/17 (“Agreement”).

Agreement

NOW THEREFORE, for good and valuable consideration received and with the intent to be legally bound, Client additionally agrees as follows:

ARTICLE I: INITIAL PROVISIONS

1.01 This Addendum applies solely to Client’s sales of Government Receivables (as defined herein), and shall not apply to Client’s sales of other Receivables that are not Government Receivables.

1.02 All provisions of the Agreement not amended, modified or supplemented under this Addendum shall be and remain in full force and effect.

ARTICLE II: ADDENDUM TO THE AGREEMENT APPLICABLE TO SALES OF GOVERNMENT RECEIVABLES

The Agreement is hereby amended, modified and supplemented to include the following additional covenants specifically applicable to Client’s sale of Government Receivables Payplant.

2.01 Additional Defined Terms. The following terms have the following meanings as used under this Addendum:

“Change Order” means a change in the Work to be performed under a Government Contract that may affect the amount owed to Client under the resulting Government Receivable.

“Consent and Authorization” means a document acceptable in form and substance to Payplant, under which a Priming Lienholder agrees and consents to permit Client to sell its Receivables to Payplant free and clear of the Priming Lienholder priming lien.

“FACA” means the Federal Assignment of Claims Act (31 U.S.C. 3727 and 41 U.S.C. 15).

“Federal Account Debtor” means the United States government department, agency or instrumentality obligated to pay the Government Receivable.

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“Government Contract” or “Contract” means a contract, purchase order, or similar agreement under which Client will perform Work, and under which Government Receivables will be generated. A “Government Contract” further includes all Change Orders, addenda, modifications, supplements and replacements of the applicable Contract, and additionally includes all exhibits, addenda, supplemental documents and agreements with respect thereto and with respect to Work performed or to be performed by Client related to the Contract.

“Government Receivable” means a Receivable generated under a Government Contract for Work performed and to be performed by Client for a department, agency or instrumentality of the United States.

“Subcontractor” has the meaning provided in Section 2.07(A) below.

“Sub-Subcontractor” has the meaning provided in Section 2.07(A) below.

“Work” means the sale and furnishing of goods and materials or the performance of services under or with respect to relating to a Government Contract.

2.02 Sales of Government Receivables; Limitations and Prerequisites.

A. Government Receivables eligible for sale to Payplant are and shall be limited to Receivables that are subject to assignment under the FACA, and which are derived from Client’s performance of Work (including sales of goods and the furnishing of services) under one or more Government Contracts that Client may present to Payplant for review and consideration, and that Payplant may approve. Payplant shall have the right to reject any Government Contract and any Government Receivable for any or no reason in Payplant’s sole Administrative Discretion.

B. As a precondition to Client being permitted to post Government Receivables for sale to Payplant, Payplant or Client must first obtain Consents and Authorizations from all Priming Lienholders who may have filed UCC-1 financing statements encumbering Client’s Receivables prior in time to Payplant’s later UCC filing. Such Consents and Authorizations must be in form and substance satisfactory to Payplant, and must specifically authorize Client to sell its Receivables to Payplant free and clear of the Priming Lienholder’s security rights and interest.

2.03 FACA Filings; Assignment of Government Receivables; Additional UCC Security Interest.

A. Prior to initially posting a Government Receivable for sale to Payplant, Client shall advise Payplant of Client’s intention to do so with sufficient lead time, to the extent applicable, to permit Payplant to make necessary filings under the FACA.

B. Client shall assist Payplant in making required filing under the FACA, and Client understands and agrees that Payplant may not purchase a Government Receivable from Client until such time as Payplant successfully completes the FACA filing process.

C. In order to permit Payplant to make required FACA filings, Payplant, as a qualifying “financing institution” under the FACA, must be the “assignee” of all Government Receivables arising out of the same Government Contract as the Government Receivables that Client intends to offer for sale to Payplant, and Client must grant Payplant a UCC security interest in such Receivables. This assignment and grant of security interest is provided in Section 3.01 of this Addendum.

D. Client and Payplant additionally must execute a separate Assignment Agreement and transmit a separate Notice of Assignment (as set forth in 48 C.F.R. 32.805(c)) to the relevant Federal Account Debtor for each Government Contract that will generate Government Receivables that Client intends to sell to Payplant.

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E. A FACA filing shall be deemed to be complete at the time that Payplant receives an acknowledgement from the Federal Account Debtor (as set forth in 48 C.F.R. 32.805(c)) that it has received and processed the Notice of Assignment for the relevant Government Contract.

2.04 Payments Directly to Payplant.

A. Client absolutely, unconditionally and irrevocably agrees that all Government Receivables payments subject to a FACA filing in favor of Payplant shall be paid into the Payplant controlled Lockbox Account with the Lockbox Account Bank, irrespective of whether such Federal Account Debtor payments are attributable to Purchased Receivables sold to Payplant or to Government Receivables that remain owned by Client. All Government Receivables payments that are paid into the Payplant controlled Lockbox Account, which are not attributable to Purchased Receivables sold to Payplant, shall constitute and be considered to be Other Proceeds of Other Receivables within the context of the Agreement, subject to all security and other rights and remedies that Payplant may have with respect thereto.

B. Should Client receive any payment from a Federal Account Debtor that is subject to a FACA filing in favor of Payplant, whether due to Account Debtor error or otherwise, Client shall immediately turn over such payment in the form received to Payplant without depositing such funds into Client’s operating or other deposit accounts. In the interim, Client shall hold such funds “in trust” for and on behalf of Payplant separate and apart from Client’s other funds. Any failure by Client to comply with the requirements of this Subsection 2.04(B) likewise shall constitute a Diversion of funds under Section 8 of the Agreement, and shall give rise to Client Default under Agreement Section 29.

2.05 Additional Client Representations and Warranties. Every time Client posts a Government Receivable for sale to Payplant, Client additionally represents and warrants to Payplant that:

2.05.1 The Government Contract and Government Receivable are subject to assignment under the FACA.

2.05.2 The Government Contract under which the Government Receivable is payable does not prohibit the assignment of rights to payment as may be provided under 48 C.F.R. 52.232-24 (“Prohibition of Assignment of Claims”) or under any other provision of law of similar effect.

2.05.3 The Government Contract under which the Government Receivable is payable has an aggregate value of at least $1,000.

2.05.4 The Government Contract under which the Government Receivable is payable is not issued by and does not involve the National Security Agency, Maryland Procurement Office, the Defense Intelligence Agency, the Central Intelligence Agency, or any other Federal Account Debtor that restricts the public disclosure of information regarding its procurement activities.

2.05.5 The assignment of Client’s Government Receivables to Payplant and the posting of the Government Receivables for sale to Payplant do not violate any law, regulation, requirement, covenant, representation, warranty, or provision applicable to the Government Receivables or the Government Contracts associated therewith, including laws and provisions addressing the treatment of classified information.

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2.05.6 Each Government Receivable posted for sale to Payplant is a Qualifying Receivable, and represents a bona fide payment obligation of the Federal Account Debtor enforceable in accordance with the terms of the pertinent Federal Contract for Work performed to the Federal Account Debtor’s satisfaction, without dispute or reservation of rights, and without later rights of adjustment, set off or recoupment.

2.05.7 Client has fully and completely complied with all obligations and requirements imposed on Client under the Government Contract, including Client’s obligation (i) to perform all Work in a diligent, skillful, safe and workman like manner, and in accordance with all pertinent specifications and requirements, (ii) likewise, to provide goods and materials that are without defect, and in accordance with all pertinent specifications, (iii) to comply with all pertinent invoicing procedural and documentation requirements necessary to obtain payment, and further (iv) to comply with all applicable insurance, indemnity, lien prevention, health, safety, security, environmental requirements, and all other requirements of Applicable Law. The foregoing additional Client representations and warranties are in addition to Client’s representations and warranties under Part V of the MPA and under Section 7 of the Client Agreement.

2.06 Notice to Payplant; Immediate Repurchase Obligations.

A. Client shall immediately notify Payplant upon the occurrence of any of the following:

2.06.1 Any modification of the Government Contract or issuance of a Change Order thereunder, which might affect the amount owed or payable to Client under a Government Receivable sold or offered for sale to Payplant.

2.06.2 Any modification or rescission (in whole or in part) of a Payment Authorization that might affect the amount owed or payable to Client under a Government Receivable sold or offered for sale to Payplant.

2.06.3 Any event or circumstance that might result in a delay in payment under a Government Receivable sold or offered for sale to Payplant.

2.06.4 Any refusal or delay by the Federal Account Debtor to accept the Work as performed, or to issue a Payment Authorization approving Client’s Invoice or other request for payment, whether or not Client believes that there may be just cause for such refusal or delay.

2.06.5 Should the Federal Account Debtor contest, dispute, or otherwise raise any defense to payment of any amount owed under a Government Receivable sold or offered for sale to Payplant.

2.06.6 Should Client for any reason fail to fully and timely comply with Client’s obligations and contractual commitments under the Government Contract, and such failure of compliance might result in (i) grounds for termination of the Government Contract, or (ii) the reduction in or delay in making payments thereunder.

2.06.7 Should the Government Contract be terminated by any party for any reason.

B. Notwithstanding anything in the Agreement to the contrary, Payplant may make demand on Client to repurchase, and Client shall immediately repurchase any Government Receivable that (i) does not satisfy the requirements of a Qualifying Receivable, or the additional requirements of a Government Receivable under this Addendum, or (ii) is subject to failure of any Client representation and warranty contained herein or elsewhere in the Agreement that might affect the timing of payment or the amount owed thereunder, or (iii) likely will not be paid in full when due as a result, in whole or in part, of a default by any party to the Government Contract.

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2.07 Subcontractors, Materials Suppliers, Lien Waivers.

A. To the extent that Client subcontracts any Work to be performed under the Government Contract to one or more third-persons (Subcontractors), Client shall cause each Subcontractor and each of their respective Subcontractors (Sub-Subcontractors) to fully comply with all of Client’s obligations and commitments under the Government Contract and under Applicable Law, including all insurance, indemnity, lien prevention, health, safety, security and environmental requirements.

B. To the extent applicable, Client shall timely pay any and all amounts owed to Client’s Subcontractors, and to other persons supplying goods and materials with respect to the Work (Materials Suppliers), so that no Subcontractor, Sub-Subcontractor or Materials Supplier may assert a lien or charge for the unpaid amount due to such Person. Client agrees, upon request, to provide Payplant with documentary evidence of such payments having been made to Subcontractors, Sub-Subcontractors and Materials Suppliers and, at Payplant’s request, to further obtain from such Persons lien waivers in form and substance satisfactory to Payplant.

C. Client absolutely, unconditionally and irrevocably agrees to pay the proceeds derived from sales of Government Receivables to Payplant first to Client’s Subcontractors and Material Suppliers so as to further insure that such Persons will not assert a lien for unpaid amounts due to them.

2.08 Additional Client Events of Default. Any failure on the part of Client to timely comply with any of its obligations and commitments under the Government Contract, or under this Addendum, or any material breach of Client’s additional representations, warranties and obligations as provided in Section 2.05 above, shall result in a Client Default under Section 29 of the Agreement.

ARTICLE III: AMENDMENTS TO THE CLIENT SECURITY AGREEMENT

3.01 Client Collateral Additionally to Include Government Receivables. In order to permit Payplant to make required FACA filings, Client hereby assigns to and grants Payplant (acting in its own behalf and as Collateral Agent of Client’s Receivables), a UCC security interest in all present and future Government Receivables arising out of each Government Contract presented to and approved by Payplant under Section 2.02(A) above, and in all proceeds thereof and rights with respect thereto. Client’s Government Receivables shall be considered and shall constitute addition Client Collateral under the Agreement, and shall be subject to all pertinent provisions of the Agreement.

3.02 UCC-1 Financing Statement. Client agrees, consents and authorizes Payplant to file an initial UCC-1 financing statement, or alternatively, to file an amendment to Client’s existing UCC-1 financing statement, including Client’s Government Receivables and proceeds as Client Collateral.

3.03 Additional Actions. Client additionally agrees consents and authorizes Payplant to take any and all other actions with respect to of Government Receivables as Payplant may deem necessary and proper in Payplant’s Administrative Discretion.

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IN WITNESS WHEREOF, Client has executed this Government Receivables Addendum effective as of 8/14/17.

CLIENT:

Inpixon, formerly known as Sysorex Global:

Signature: /s/ Nadir Ali

Name: Nadir Ali
Title: CEO
Date: 8/14/17

Inpixon USA, formerly known as Sysorex USA

Signature: /s/ Nadir Ali

Name: Nadir Ali
Title: CEO
Date: 8/14/17

Inpixon Federal, Inc., formerly known as Sysorex Government Services, Inc.

Signature: /s/ Nadir Ali

Name: Nadir Ali
Title: CEO
Date: 8/14/17

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